The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor do they solicit an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-231083
SUBJECT TO COMPLETION, DATED MAY 7, 2021
PRELIMINARY PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED APRIL 26, 2019)
$
Bunge Limited Finance Corp.
$         % Senior Notes due 2031
Fully and Unconditionally Guaranteed by
BUNGE LIMITED

The    % senior notes will mature on           , 2031 (the “Notes”). Interest will accrue on the Notes from           , 2021. Interest on the Notes will be payable on           and           of each year, commencing on           , 2021. Bunge Limited Finance Corp. may redeem the Notes at its option in whole or in part at any time prior to their maturity at the redemption price described in this prospectus supplement.
The Notes will be unsecured and rank equally in right of payment with all of Bunge Limited Finance Corp.’s other unsecured and unsubordinated indebtedness. The Notes will be fully, unconditionally and irrevocably guaranteed on a senior unsecured basis by Bunge Limited, the indirect parent company of Bunge Limited Finance Corp. Bunge Limited’s guarantee will rank equally in right of payment with its other unsecured and unsubordinated indebtedness and guarantees.
See “Risk Factors” beginning on page S-9 of this prospectus supplement and those contained in our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the three-month period ended March 31, 2021, each filed with the U.S. Securities and Exchange Commission (the “SEC”), as they may be amended, updated and modified periodically in our filed reports, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, for a discussion of certain risks you should consider in connection with an investment in the Notes.
	Public Offering Price(1)		Underwriting Discount		Proceeds, before expenses, to Bunge Limited Finance Corp.(1)
Per Note		%		%		%
Total	$		$		$

(1)
Plus accrued interest, if any, from           , 2021 if settlement occurs after that date.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
We expect that delivery of the Notes will be made to investors in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank SA/NV and Clearstream Banking S.A., on or about           , 2021, which is the fifth business day following the date of this prospectus supplement. Purchasers of the Notes should be aware that trading of the Notes may be affected by the T+5 settlement. See “Underwriting” beginning on page S-37 of this prospectus supplement.
Joint Book-Running Managers
Goldman Sachs & Co. LLC Citigroup J.P. Morgan Wells Fargo Securities SMBC Nikko

The date of this prospectus supplement is           , 2021.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus and on the other information included in the registration statement of which the accompanying prospectus forms a part. We have not, and the underwriters have not, authorized anyone to provide any information or represent anything about us other than that incorporated by reference or contained in this prospectus supplement or the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We do not, and the underwriters and their affiliates do not, take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide you. This document may only be used where it is legal to sell these Notes. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus, as well as information that we previously filed with the SEC and that is incorporated by reference herein, is accurate as of any date other than the date of the relevant document.

Prospectus Supplement
Prospectus

S-i

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “IDD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is one (or more) of (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
Unless the context otherwise requires, references to “Bunge,” “Company,” “we,” “us” or “our” refer collectively to Bunge Limited and its subsidiaries.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus relate to part of a registration statement that we filed with the SEC using a shelf registration process. Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us and other information you should know before investing in the Notes. You should read both this prospectus supplement and the accompanying prospectus as well as additional information described under “Where You Can Find More Information” in the accompanying prospectus before making an investment decision.
The distribution of this prospectus supplement and the accompanying prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

S-iii

FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein include forward-looking statements that are intended to be covered by the safe harbor for forward looking statements provided by the Private Securities Litigation Reform Act of 1995. These statements include our current expectations and projections about our future results, performance, prospects and opportunities. Forward-looking statements include all statements that are not historical in nature. We have tried to identify these forward-looking statements by using words including “may,” “will,” “should,” “could,” “expect,” “anticipate,” “believe,” “plan,” “intend,” “estimate,” “continue” and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include the risks, uncertainties, trends and other factors discussed under the headings “Risk Factors” in this prospectus supplement, in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Item 1. Business,” “Item 1A. Risk Factors,” “Item 9A — Controls and Procedures”and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Annual Report”) and in “Item 2 — Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Item 1A — Risk Factors” and elsewhere in our Quarterly Report on Form 10-Q for the three-month period ended March 31, 2021, including:
•
the impacts of the COVID-19 pandemic and other pandemic outbreaks;

•
the effect of weather conditions and the impact of crop and animal disease on our business;

•
the impact of global and regional economic, agricultural, financial and commodities market, political, social and health conditions;

•
changes in governmental policies and laws affecting our business, including agricultural and trade policies, financial markets regulation and environmental, tax and biofuels regulation;

•
the impact of seasonality;

•
the impact of government policies and regulations;

•
the outcome of pending regulatory and legal proceedings;

•
our ability to complete, integrate and benefit from acquisitions, divestitures, joint ventures and strategic alliances;

•
the impact of industry conditions, including fluctuations in supply, demand and prices for agricultural commodities and other raw materials and products that we sell and use in our business, fluctuations in energy and freight costs and competitive developments in our industries;

•
the effectiveness of our capital allocation plans, funding needs and financing sources;

•
the effectiveness of our risk management strategies;

•
operational risks, including industrial accidents, natural disasters and cybersecurity incidents;

•
changes in foreign exchange policy or rates; and

•
other factors affecting our business generally.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements contained in this prospectus supplement, the accompanying prospectus or in any document incorporated by reference herein or therein. Additional risks that we may currently deem immaterial or that are not presently known to us could also cause the forward-looking events discussed in this prospectus supplement, the accompanying prospectus or any document incorporated by reference herein or therein not to occur. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus supplement.

S-iv

SUMMARY
This is only a summary and therefore does not contain all the information that may be important to you. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section elsewhere in this prospectus supplement, our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus supplement and the accompanying prospectus, before deciding whether or not to purchase the Notes.
Bunge Limited Finance Corp.
Bunge Limited Finance Corp. (“BLFC”) is an indirect, 100%-owned subsidiary of Bunge Limited and was formed for the sole purpose of issuing debt obligations, other than commercial paper, primarily in the U.S. markets, and investing the proceeds of the issuances in a master trust structure that Bunge Limited created to centralize its financing operations. The master trust, in turn, acquires loans made to Bunge Limited and certain of its subsidiaries with the proceeds from debt incurred by BLFC and other finance subsidiaries. BLFC’s only assets are a trust certificate entitling it to a fractional undivided interest in a pool of intercompany loans held by the Bunge Limited master trust structure and related hedging agreements. Among other things, the master trust structure is intended to allow creditors of BLFC, including holders of the Notes, to have the benefit of claims in respect of Bunge Limited’s subsidiaries which are equal in right of payment to indebtedness owed or payable to other creditors of these subsidiaries. See “Description of Master Trust Structure” in the accompanying prospectus for a discussion of the Bunge Limited master trust structure and the assets it holds. BLFC is incorporated under the laws of the State of Delaware.
BLFC has its principal executive offices and corporate headquarters at 1391 Timberlake Manor Parkway, St. Louis, MO 63017, and its telephone number is (314) 292-2000.
Bunge Limited
Bunge Limited will fully, unconditionally and irrevocably guarantee the payment of the principal of, premium, if any, and interest on the Notes offered hereby when due and payable. Bunge Limited is an exempted company incorporated under the laws of Bermuda.
Overview
We are a leading global agribusiness and food company with integrated operations that stretch from farmer to consumer. We believe we are a leading:
•
global oilseed processor and producer of vegetable oils and protein meals, based on processing capacity;

•
global grain processor, based on volume;

•
seller of packaged vegetable oils worldwide, based on sales; and

•
producer and seller of wheat flours, bakery mixes and dry milled corn products in North and South America, based on volume.

We also produce sugar and ethanol in Brazil, through our 50% interest in BP Bunge Bioenergia, a joint venture formed with BP p.l.c (“BP”) in December 2019 by the combination of our Brazilian sugar and bioenergy operations with the Brazilian biofuels business of BP.
Effective January 1, 2021, we changed our reporting segments to align with our new value chain operational structure. Our operations are now organized, managed and classified into four reportable segments — Agribusiness, Refined and Specialty Oils, Milling, and Sugar and Bioenergy, based upon their similar economic characteristics, products and services offered, production processes, types and classes of customer, and distribution methods. Our remaining operations are not reportable segments, as defined by the applicable accounting standard, and are classified as Corporate and Other.

Our Business
Agribusiness.   Our Agribusiness segment is an integrated, global business principally involved in the purchase, storage, transportation, processing and sale of agricultural commodities and commodity products, and the production and distribution of fertilizer and biodiesel products. Our Agribusiness operations and assets are located in North and South America, Europe and Asia-Pacific, and we have merchandising and distribution offices throughout the world.
Refined and Specialty Oils.   The Refined and Specialty Oils segment includes businesses that sell vegetable oils and fats, including cooking oils, shortenings, margarines, mayonnaise and specialty ingredients. The operations and assets of our Refined and Specialty Oils segment are primarily located in North and South America, Europe and Asia-Pacific.
Milling.   The Milling segment includes businesses that sell wheat flours, bakery mixes and corn-based products. The operations and assets of our Milling segment are located in North and South America.
Sugar and Bioenergy.   The Sugar and Bioenergy segment primarily comprises our 50% interest in BP Bunge Bioenergia. BP Bunge Bioenergia primarily produces and sells sugar and ethanol derived from sugarcane, as well as energy derived from the sugar and ethanol production process.

Bunge Limited is a holding company and substantially all of its operations are conducted through subsidiaries. Bunge Limited is an exempted company incorporated under the laws of Bermuda. Bunge Limited’s principal executive offices and corporate headquarters are located at 1391 Timberlake Manor Parkway, St. Louis, Missouri 63017, United States of America and its telephone number is (314) 292-2000. Bunge Limited’s registered office is located at 2 Church Street, Hamilton, HM 11, Bermuda.

Selected Consolidated Historical Financial Data
The following tables set forth Bunge’s selected consolidated historical financial information for the periods indicated. The consolidated statements of income for each of the three years ended December 31, 2020, 2019 and 2018 and the consolidated balance sheet data as of December 31, 2020, 2019 and 2018 are derived from our audited consolidated financial statements and related notes incorporated by reference in this prospectus supplement.
The selected historical consolidated financial data for the three months ended as of March 31, 2021 and 2020 are derived from our unaudited condensed consolidated financial statements incorporated by reference in this prospectus supplement. The unaudited condensed consolidated financial statements have been prepared on a basis consistent with our audited consolidated financial statements and, in the opinion of Bunge’s management, include all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of Bunge’s financial position and results of operations for such period or periods.
You should read this information together with the information included in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and notes to the consolidated financial statements included in our 2020 Annual Report and Quarterly Report on Form 10-Q for the three-month period ended March 31, 2021, each of which is incorporated by reference in this prospectus supplement. See “Incorporation of Certain Documents by Reference.”
	Three Months Ended March 31,		Year Ended December 31,
	2021	2020	2020	2019	2018
	(in millions, except share data)
Consolidated Statements of Income Data
Net sales	$12,961	$9,173	$41,404	$41,140	$45,743
Cost of goods sold	(11,814)	(8,999)	(38,619)	(40,598)	(43,477)
Gross profit	1,147	174	2,785	542	2,266
Selling, general and administrative expenses	(271)	(295)	(1,358)	(1,351)	(1,423)
Interest income	9	7	22	31	31
Interest expense	(73)	(77)	(265)	(339)	(339)
Foreign exchange gains (losses)	(10)	(6)	150	(117)	(101)
Other income (expense) – net(1)	263	(9)	126	97	(9)
Income (loss) from affiliates(1)	44	(42)	(47)	40	31
Goodwill impairment	—	—	—	(108)	—
Income (loss) from continuing operations before income tax	1,109	(248)	1,413	(1,205)	456
Income tax (expense) benefit	(192)	55	(248)	(86)	(179)
Income (loss) from continuing operations, net of tax	917	(193)	1,165	(1,291)	277
Income (loss) from discontinued operations, net of tax	—	—	—	—	10
Net income (loss)	917	(193)	1,165	(1,291)	287
Net loss (income) attributable to non-controlling interests	(86)	9	(20)	11	(20)
Net income (loss) attributable to Bunge	831	(184)	1,145	(1,280)	267
Convertible preference share dividends and other obligations	(8)	(8)	(34)	(34)	(34)
Adjustment of redeemable noncontrolling interest	—	(15)	10	(8)	—
Net income (loss) available to Bunge common shareholders	$823	$(207)	$1,121	$(1,322)	$233

	Three Months Ended March 31,		Year Ended December 31,
	2021	2020	2020	2019	2018
	(in millions, except share data)
Earnings per common share – basic(2)
Net income (loss) to Bunge common shareholders	$5.86	$(1.46)	$7.97	$(9.34)	$1.65
Earnings per common share – diluted(3)
Net income (loss) to Bunge common shareholders	$5.52	$(1.46)	$7.71	$(9.34)	$1.64
Cash dividends declared per common share	$0.50	$0.50	$2.00	$2.00	$1.96
Weighted average common shares outstanding – basic	140,342,396	141,899,104	140,693,658	141,492,289	140,968,980
Weighted average common shares outstanding – diluted	150,612,122	141,899,104	149,689,816	141,492,289	141,703,783
	As of March 31,		As of December 31,
	2021	2020	2020	2019	2018
	(in millions)
Consolidated Balance Sheet Data
Cash and cash equivalents	$226	$193	$352	$320	$389
Inventories(4)	8,616	5,451	7,172	5,038	5,871
Working capital	5,945	3,078	5,196	3,653	3,896
Total assets	24,533	18,596	23,655	18,317	19,425
Short-term debt, including current portion of long-term debt	2,715	1,245	2,836	1,278	1,169
Long-term debt	4,341	3,753	4,452	3,716	4,203
Convertible perpetual preference shares(3)	690	690	690	690	690
Common shares and additional paid-in-capital	5,469	5,345	5,409	5,330	5,279
Total equity	6,781	4,972	6,205	6,030	6,378

(1)
Income (loss) from affiliates for the year ended December 31, 2020, 2019 and 2018, respectively, was included within Other income (expense) — net in our 2020 Annual Report and is presented separately here for comparative purposes with our current period presentation.

(2)
Earnings per common share-basic is computed by dividing net income available to common shareholders by the weighted-average number of common shares outstanding for the period.

(3)
As of March 31, 2021, Bunge has 6,899,683 4.875% cumulative convertible perpetual preference shares issued and outstanding. Each cumulative convertible perpetual preference share has an initial liquidation preference of $100 per share plus accumulated and unpaid dividends. The cumulative convertible perpetual preference shares carry an annual dividend of $4.875 per share payable quarterly. As a result of adjustments made to the initial conversion price because cash dividends paid on Bunge Limited’s common shares exceeded certain specified thresholds, each cumulative convertible perpetual preference share is convertible, at the holder’s option, at any time, into approximately 1.2643 Bunge Limited common shares based on a conversion price of $79.0976 per share (8,723,269 Bunge Limited common shares) subject to certain additional anti-dilution adjustments.

(4)
Included in inventories were readily marketable inventories of $7,195 million and $4,279 million at March 31, 2021 and March 31, 2020, respectively, and $5,961 million, $3,934 million and $4,532 million at December 31, 2020, 2019 and 2018, respectively. Readily marketable inventories are agricultural commodity inventories that are readily convertible to cash because of their commodity characteristics, widely available markets and international pricing mechanisms.

Intercompany Financing Structure
We have established a master trust structure that enables us to centralize most of our short-term and long-term financing operations at the parent level. Under this structure, our wholly owned, bankruptcy-remote subsidiary, Bunge Asset Funding Corp. (“BAFC”), issues commercial paper and may borrow under a revolving credit facility, and advances the proceeds from such issuances and borrowings to us and certain of our operating and finance subsidiaries through the master trust structure. We have also formed BLFC as a second wholly owned, bankruptcy-remote subsidiary to issue debt, other than commercial paper, primarily in the U.S. markets, and advance the proceeds from the issuances to us and certain of our operating subsidiaries through the master trust structure. In addition, we have formed Bunge Finance Europe B.V. (“BFE”), a company organized under the laws of The Netherlands, as a third wholly owned, bankruptcy-remote subsidiary to issue debt primarily in the European markets, and advance the proceeds from the issuances to us and certain of our operating subsidiaries through the master trust structure.
The proceeds from BAFC’s, BLFC’s and BFE’s debt issuances and credit facilities, including the Notes, are required to be advanced to the master trust pursuant to variable funding certificates and used by the master trust to make loans to Bunge Limited and its operating and finance subsidiaries (except to the extent such proceeds are used to repay outstanding indebtedness or to pay expenses incurred in connection with such indebtedness). Each of the intercompany loans to an operating or finance subsidiary of Bunge Limited is, or will be, fully and unconditionally guaranteed by Bunge Limited. BLFC holds a fractional undivided interest through a variable funding certificate in the pool of guaranteed intercompany loans held by the master trust which, together with cash held by BLFC, is at least equal to the aggregate face amount of BLFC’s outstanding debt.
Among other things, the master trust is intended to allow the creditors of BAFC, BLFC and BFE to have the benefit of claims on our subsidiaries that are obligated under the intercompany loans which are equal in right of payment to indebtedness owed or payable to third-party creditors of such subsidiaries. Credit facilities and debt issuances that use the master trust structure as of May 7, 2021 include the following:
•
$1.250 billion 364-day revolving credit facility that matures on October 21, 2021;

•
$375 million 364-day bilateral revolving credit facility that matures on February 22, 2022;

•
$125 million 364-day, bilateral term loan that matures on February 22, 2022;

•
$250 million 364-day syndicated term loan facility that matures on February 24, 2022;

•
$865 million five-year syndicated revolving credit facility that matures on September 6, 2022;

•
$1.75 billion three-year revolving credit facility that matures on December 12, 2022;

•
$600 million commercial paper facility, backed by a five-year revolving credit facility of the same amount that matures on December 14, 2023;

•
$1.1 billion five-year syndicated revolving credit facility that matures on December 14, 2023;

•
¥30.7 billion and $90 million five-year syndicated term loan facility that matures on July 1, 2024;

•
$400 million 3.00% Senior Notes due 2022

•
€800 million 1.85% Senior Notes due 2023;

•
$600 million 4.35% Senior Notes due 2024;

•
$600 million 1.63% Senior Notes due 2025;

•
$700 million 3.25% Senior Notes due 2026;

•
$600 million 3.75% Senior Notes due 2027; and

•
$1.162 billion of uncommitted bilateral credit facilities, with maturities ranging from 1 month to 12 months.

See “Description of Master Trust Structure” in the accompanying prospectus.

The Offering
Issuer
Bunge Limited Finance Corp.
Guarantor
Bunge Limited.
Notes
$      aggregate principal amount of Notes.
Maturity
The Notes will mature on               , 2031.
Interest
The Notes will bear interest at the rate of    % per annum.
Interest on the Notes will be payable semi-annually in arrears on      and      , commencing on               , 2021.
Ranking
The Notes will be unsecured obligations of BLFC and will rank equally in right of payment with all other existing and future unsecured and unsubordinated indebtedness of BLFC.
Guarantee
All payments on the Notes, including principal and interest, will be fully, unconditionally and irrevocably guaranteed by Bunge Limited. Bunge Limited’s guarantee will rank equally in right of payment with its other unsecured and unsubordinated indebtedness and guarantees.
Further Issuances
BLFC may, without the consent of the holders of the Notes, from time to time issue other senior notes, including notes of the same series that have the same ranking as the Notes.
Optional Redemption
At any time prior to          , 20    (          month(s) before maturity of the Notes), BLFC may elect to redeem and repay the Notes, at any time in whole, or from time to time in part, at a redemption price equal to the greater of 100% of the principal amount of the Notes to be redeemed, and the sum of the present values of the remaining scheduled payments of principal and interest (at the rate in effect on the date of calculation of the redemption price) on the Notes to be redeemed that would be due if such Notes matured on               , 20    (          month(s) before maturity of the Notes), (exclusive of interest accrued but unpaid to the date of redemption) discounted to their present value as of such redemption date on a semi-annual basis (assuming a 360 day year consisting of twelve 30 day months) at the Treasury Yield relating to the Notes (as defined in the section entitled “Description of the Notes — Optional Redemption by BLFC” in this prospectus supplement), as determined by the Reference Treasury Dealers, plus          basis points.
On or after               , 20    (          month(s) before maturity of the Notes), BLFC may elect to redeem and repay the Notes, in whole or in part from time to time at a redemption price equal to 100% of the principal amount of the Notes being redeemed on the redemption date. BLFC will pay accrued and unpaid interest on the Notes redeemed to the redemption date. See “Description of the Notes — Optional Redemption by BLFC” in this prospectus supplement.
Change of Control Offer
Upon the occurrence of a change of control of Bunge Limited that results in the Notes no longer having an investment grade credit rating, you will have the right, as holders of such Notes, subject to certain exceptions, to require BLFC to repurchase some or all of your Notes at 101% of their principal amount, plus accrued and unpaid interest, if any. See “Description of the Notes — Repurchase at the Option of Holders.”
Certain Covenants
The indenture for the Notes will contain covenants that will limit BLFC’s ability to engage in any transactions other than those allowed under the master trust structure as described in “Description of Master Trust Structure” in the accompanying prospectus. The indenture for the Notes will also contain covenants that will, among other things, limit Bunge Limited’s ability, and the ability of certain of its subsidiaries, to:
•
incur certain liens;

•
engage in sale-leaseback transactions; or

•
merge, amalgamate or consolidate or sell all or substantially all of its assets.

These limitations will be subject to a number of important qualifications and exceptions. See “Description of the Notes —  Covenants.”
No Prior Market
The Notes will be new securities for which there is no market. Although the underwriters have informed BLFC that they currently intend to make a market in the Notes, they are not obligated to do so and may discontinue market-making at any time without notice. Accordingly, BLFC cannot assure you that a liquid market will develop or be maintained.
Use of Proceeds
BLFC estimates that it will receive net proceeds of approximately $      million from the offering of the Notes, after deducting the underwriting discount and estimated offering expenses. We intend to use the net proceeds from the offering for general corporate purposes, including repayment of certain short-term indebtedness. See “Use of Proceeds.”
Denomination and Form
The Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Trustee
U.S. Bank National Association.
Governing Law
The indenture and the Notes will be governed by the laws of the State of New York.
For a more complete description of the terms of the Notes, see “Description of the Notes.”
Risk Factors
An investment in Notes involves certain risks that a potential investor should carefully evaluate prior to making an investment in the Notes. See “Risk Factors” beginning on page S-9 of this prospectus supplement.

RISK FACTORS
You should read and carefully consider each of the risks and uncertainties described below and the other information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus before making an investment in the Notes.
Risks Relating to Our Business and Industries
For a discussion of the risks related to our business and industries, see “Item 1A. Risk Factors” in our 2020 Annual Report and in “Item 1A — Risk Factors” in our Quarterly Report on Form 10-Q for the three-month period ended March 31, 2021, each of which is incorporated by reference herein. See “Incorporation of Certain Documents by Reference.”
Risks Relating to the Offering of the Notes
The Notes are effectively subordinated to our secured debt.
The Notes are not secured by any of our assets. Therefore, in the event of our bankruptcy, winding up, liquidation or reorganization, holders of our secured debt will have claims with respect to the assets securing their debt that have priority over your claims as note holders. As of March 31, 2021, we had $27 million of long-term debt and $2 million of current portion of long-term debt that is secured primarily by certain property, plant and equipment having a net carrying value of approximately $59 million. To the extent that the value of the secured assets is insufficient to repay our secured debt, holders of secured debt would be entitled to share in any of our remaining assets equally with you and any other unsecured lenders.
Bunge Limited is a holding company and will depend upon funds from its subsidiaries to meet its obligations under the guarantee of the Notes.
Bunge Limited is a holding company and its only significant assets are its investments in its subsidiaries. As a holding company, Bunge Limited is dependent upon dividends, loans or advances or other intercompany transfers of funds from its subsidiaries to meet its obligations, including its obligations under the guarantee. The ability of certain of its subsidiaries to pay dividends and make other payments to Bunge Limited may be restricted by, among other things, applicable laws, as well as agreements to which those subsidiaries may be party. Therefore, the ability of Bunge Limited to make payments with respect to the guarantee may be limited.
BLFC will use net proceeds of the sale of the Notes to repurchase, redeem or repay outstanding debt or, to the extent not used for such purpose, to increase its investment in the master trust which will, in turn, acquire loans made to us and our operating and finance subsidiaries. See “Description of Master Trust Structure” in the accompanying prospectus. Among other things, the master trust structure is intended to allow creditors of BLFC, including holders of the Notes, to have the benefit of claims on our subsidiaries that are obligated under the intercompany loans which are equal in right of payment to indebtedness owed or payable to third-party creditors of these subsidiaries. To the extent that other creditors or third parties have superior rights of payment with respect to the claims against a particular subsidiary under laws of its jurisdiction or for any other reason, then the claims of the master trust for the benefit of the holders of the Notes may be subject to the rights of such other creditors or third parties against the assets and earnings of that subsidiary.
An active trading market for the Notes may not develop.
The Notes constitute a new issue of securities, for which there is no existing market. We cannot provide you with any assurance regarding whether a trading market for the Notes will develop or as to the liquidity or sustainability of any such market, the ability of holders of the Notes to sell their Notes or the price at which holders may be able to sell their Notes. If a market were to develop, then the Notes could trade at prices that may be higher or lower than the initial offering price depending on many factors, including prevailing interest rates, our financial performance, developments in the industries in which we conduct business and changes in the overall market for investment grade securities. The underwriters have advised us that they currently intend to make a market in the Notes. However, the underwriters are not obligated to do so, and any market-making with respect to the Notes may be discontinued at any time without notice. If no active trading market develops, you may not be able to resell your Notes at their fair market value or at all.
Changes in our credit ratings may adversely affect your investment in the Notes.
The major debt rating agencies routinely evaluate our debt. These ratings are not recommendations to purchase, hold or sell the Notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. The ratings are based on current information furnished to the ratings agencies by us and information obtained by the ratings agencies from other sources. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value and liquidity of the Notes and increase our corporate borrowing costs.
We may not be able to repurchase the Notes upon a change of control.
Upon the occurrence of specific kinds of change of control events which result in the Notes having a rating below investment grade by each of Moody’s Investors Service, Inc., Standard & Poor’s and Fitch Ratings Limited, we will be required to offer to repurchase all outstanding Notes at 101% of the principal amount plus accrued and unpaid interest. The source of funds for any such purchase of the Notes will be our available cash or cash generated from our operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the Notes upon such an event because we may not have sufficient financial resources to purchase all of the Notes that are tendered upon a change of control. In addition, the terms of our other indebtedness, including the indebtedness of our subsidiaries, may restrict us from repurchasing the Notes upon a change of control. Accordingly, we may not be able to satisfy our obligation to purchase the Notes unless we are able to refinance certain indebtedness or obtain waivers from certain lenders. Our failure to repurchase the Notes upon a change of control would cause a default under the indenture governing the Notes and a cross default under the terms of our other indebtedness. Certain of our other indebtedness also provides that specific kinds of change of control events would be a default that would permit lenders to accelerate the maturity of borrowings thereunder.
Bunge Limited is a Bermuda company, and it may be difficult for you to enforce judgments against us or our directors and officers.
Several of Bunge Limited’s directors and officers and some of the named experts referred to herein are not residents of the United States, and a substantial portion of our assets are located outside the United States. As a result, it may be difficult to effect service of process on those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against Bunge Limited or those persons based on the civil liability provisions of the U.S. securities laws. It is doubtful whether courts in Bermuda will enforce judgments obtained in other jurisdictions, including the United States, against Bunge Limited’s directors or officers under the securities laws of those jurisdictions or entertain actions in Bermuda against us or our directors or officers under the securities laws of other jurisdictions.

USE OF PROCEEDS
We estimate that we will receive net proceeds of approximately $      million from the offering of the Notes, after deducting the underwriting discount and the estimated offering expenses payable by us.
We intend to use the net proceeds from the offering for general corporate purposes, including repayment of certain short-term indebtedness.
At March 31, 2021, we had $2.706 billion of short-term indebtedness outstanding, which includes $100 million of borrowings outstanding under our revolving credit facilities and $1,250 million of borrowings outstanding under our bilateral short-term credit lines. At March 31, 2021, there were no borrowings outstanding under our commercial paper program. At March 31, 2021, the borrowings under our revolving credit facilities bear interest at LIBOR plus a margin ranging from 0.30% to 1.75% per year and our bilateral short-term credit lines bear interest at LIBOR plus a margin ranging from 0.75% to 1% per year. Our revolving credit facilities mature between 2021 and 2023 and our bilateral short-term credit lines mature in 2021. See “Summary —  Intercompany Financing Structure” for more information.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2021 on an actual basis and on an as adjusted basis to give effect to this offering, as described under “Use of Proceeds.”
This table should be read in conjunction with “Use of Proceeds” and “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the three-month period ended March 31, 2021. See “Incorporation of Certain Documents by Reference.”
	As of March 31, 2021
	Actual	As Adjusted
	(in millions, except share data)
Cash and cash equivalents(1)	$226	$
Debt:
Short-term debt, including current portion of long-term debt(2)	$2,715	$
Long-term debt:
Secured	27
Unsecured	501
3.00% Senior Notes due 2022	399
1.85% Senior Notes due 2023 – Fixed Euro	938
4.35% Senior Notes due 2024	597
1.63% Senior Notes due 2025	596
3.25% Senior Notes due 2026	696
3.75% Senior Notes due 2027	596
Notes offered hereby	—
Subtotal	$4,350	$
Less: Current portion of long-term debt	(9)
Total long-term debt	$4,341	$
Equity:
Convertible perpetual preference shares, par value $0.01; authorized, issued and outstanding: – 6,899,683 shares (liquidation preference $100 per share)	690
Common shares, par value $0.01; authorized – 400,000,000 shares; issued and outstanding: – 141,260,402 shares	1
Additional paid-in capital	5,468
Retained earnings	7,982
Accumulated other comprehensive income (loss)	(6,484)
Treasury shares, at cost – 15,428,313 shares	(1,020)
Total Bunge shareholders’ equity	6,637
Non-controlling interests	144
Total equity	6,781
Total capitalization	$13,693	$

(1)
Reflects the impact of $      million in anticipated fees in connection with the offering of Notes.

(2)
Includes secured debt of $2 million as of March 31, 2021.

DESCRIPTION OF THE NOTES
The Notes will be issued under an indenture dated as of           , 2021 (the “Indenture”), among Bunge Limited Finance Corp. (“BLFC”), as issuer, Bunge Limited, as guarantor, and U.S. Bank National Association, a national banking corporation with trust powers, as trustee. The terms of the Notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the U.S. Trust Indenture Act of 1939, as amended.
BLFC is a 100%-owned indirect subsidiary of Bunge Limited. There are no restrictions on the ability of BLFC to transfer funds to Bunge Limited.
This description of the Notes is intended to be a useful overview of the material provisions of the Notes, the guarantee thereof (the “Guarantee”) and the Indenture. Because this description is only a summary, you should refer to the Indenture for a complete description of BLFC’s and Bunge Limited’s obligations and your rights. A copy of the Indenture is available for inspection during normal business hours at the offices of the trustee.
Certain terms used in this description of the Notes are set forth under “— Defined Terms.”
General
The Notes
The Notes:
•
will constitute debt securities issued under the Indenture and will be initially limited to an aggregate principal amount of U.S.$      (subject in either case to the rights of BLFC to create and issue additional Notes as described under “— Further Issuances”);

•
will mature on           , 2031;

•
will not be convertible into any other security or have the benefit of any sinking fund;

•
will rank equally in right of payment with all other existing and future unsecured and unsubordinated indebtedness of BLFC;

•
will be fully, unconditionally and irrevocably guaranteed by Bunge Limited, which guarantee will rank equally in right of payment with all other existing and future unsecured and unsubordinated indebtedness and obligations of Bunge Limited;

•
will be issued in minimum denominations of U.S.$2,000 and integral multiples of U.S.$1,000; and

•
will be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See “— Book-Entry, Delivery and Form.”

Interest
Interest on the Notes will:
•
accrue at a rate of    % per annum;

•
accrue from the date of issuance or the most recent interest payment date;

•
be payable in cash semi-annually in arrears on                 and                 of each year, commencing on      , 2021;

•
be payable to the holders of record on                 and                 immediately preceding the relevant interest payment date; and

•
be computed on the basis of a 360-day year comprised of twelve 30-day months.

Payment and Transfer
Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency maintained by BLFC for such purpose which initially will be the office of the trustee, U.S. Bank National Association, Two Midtown Plaza, 1349 West Peachtree Street, Suite 1050, Atlanta, GA 30309. Payment of principal of, premium, if any, and interest on Notes in global form registered in the name of or held by the depositary or its nominee will be made in immediately available funds to the depositary or its nominee, as the case may be, as the registered holder of such global note. If any of the Notes are no longer represented by global notes, payment of interest on the Notes in definitive form may, at the option of BLFC, be made by check mailed directly to holders at their registered addresses.
A holder may transfer or exchange Notes in definitive form at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of Notes, but BLFC or Bunge Limited may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith. BLFC is not required to transfer or exchange any Note selected for redemption for a period of 15 days before a selection of Notes to be redeemed.
The registered holder of a Note will be treated as the owner of it for all purposes.
All amounts of principal of, premium, if any, or interest on the Notes paid by BLFC that remain unclaimed two years after such payment was due and payable will be repaid to BLFC and the holders of such Notes will thereafter look solely to BLFC for payment.
Optional Redemption by BLFC
At any time prior to           , 20    (           month(s) before maturity) (the “Par Call Date”), the Notes will be redeemable at the option of BLFC, at any time in whole, or from time to time in part, upon not less than 15 and not more than 60 days’ notice mailed to each holder of Notes at the holder’s address appearing in the note register, at a redemption price equal to the greater of:
•
100% of the principal amount of the Notes to be redeemed; and

•
the sum of the present values of the remaining scheduled payments of principal and interest (at the rate in effect on the date of calculation of the redemption price) on the Notes to be redeemed that would be due if such Notes matured on           , 20    (           month(s) before maturity of the Notes) (exclusive of interest accrued but unpaid to the date of redemption) discounted to their present value as of such redemption date on a semi-annual basis (assuming a 360 day year consisting of twelve 30 day months) at the applicable Treasury Yield (as defined below), as determined by the Reference Treasury Dealers, plus           basis points;

in each case, plus accrued and unpaid interest, if any, on the Notes to the date of redemption.
On or after           , 20    (           month(s) before maturity), the Notes will be redeemable at the option of BLFC, in whole or in part from time to time, on at least 15 days’ but not more than 60 days’ prior notice mailed to the registered address of each holder of Notes to be so redeemed, at a redemption price equal to 100% of the principal amount of the Notes being redeemed on the redemption date plus, in each case, accrued and unpaid interest on the Notes to be redeemed to the date of redemption.
Notes called for redemption will become due on the date fixed for redemption, but such redemption may be subject to one or more conditions precedent. Notices of redemption will be mailed by first-class mail at least 15 but not more than 60 days before the date fixed for redemption to each noteholder at its registered address. The notice will state any conditions applicable to a redemption and the amount of Notes to be redeemed. On and after the date fixed for redemption, interest will cease to accrue on any redeemed Notes. If less than all the Notes are redeemed at any time, the trustee will select the Notes to be redeemed on a pro rata basis or by any other method the trustee deems fair and appropriate in accordance with the depository’s procedures.
Repurchase at the Option of Holders
In the event that a Change of Control Triggering Event occurs, unless BLFC has irrevocably exercised its right to redeem the Notes without such redemption being subject to any conditions precedent as described in “— Optional Redemption by BLFC,” holders will have the right, at such holder’s option, subject to the terms and conditions of the Indenture, to require BLFC to purchase for cash any or all of such holder’s Notes in integral multiples of $1,000 original principal amount. BLFC will make an offer to purchase all the

Notes (the “Change of Control Offer”) at a price equal to 101% of the aggregate principal amount of the Notes to be purchased plus accrued and unpaid interest to, but excluding, the date the Notes are purchased, if any subject to the right of holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”).
Within 60 days following any Change of Control Triggering Event, BLFC will send notice of such Change of Control Offer by first-class mail, with a copy to the trustee, to each holder of Notes to the address of such holder appearing in the security register or otherwise in accordance with the procedures of The Depository Trust Company (the “Depositary”) with a copy to the trustee, with the following information:
•
that the Change of Control Offer is being made pursuant to the provisions of the Indenture and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by BLFC;

•
the date of the Change of Control Triggering Event;

•
the date, which will be no earlier than 30 days and no later than 60 days after the date the notice of the occurrence of the Change of Control Triggering Event is mailed, by which BLFC must purchase the Notes (the “Change of Control Payment Date”);

•
the price that BLFC must pay for the Notes it is obligated to purchase;

•
the name and address of the trustee;

•
that any Note not properly tendered will remain outstanding and continue to accrue interest;

•
that unless BLFC defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

•
the procedures for surrendering Notes to the paying agent for payment; and

•
the procedures by which a holder may withdraw such a tender after it is given.

On the Change of Control Payment Date, BLFC will be obligated, to the extent lawful, to:
•
accept for payment all Notes or portions of Notes properly tendered (subject to minimum denomination requirements);

•
deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

•
deliver or cause to be delivered to the trustee the Notes properly accepted together with an officers’ certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.

In connection with any purchase of Notes after a Change of Control Triggering Event, BLFC will comply with all federal and state securities laws, including, specifically, Rule 13e-4, if applicable, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any related Schedule 13E-4 required to be submitted under that rule.
BLFC will not purchase any Notes if there has occurred and is continuing to occur on the Change of Control Payment Date an event of default under the Indenture, other than a default in payment of the purchase price payable for the Notes upon a Change of Control Triggering Event. Current and future agreements relating to indebtedness to which Bunge Limited and its subsidiaries are, and may become, party may restrict BLFC from purchasing Notes upon a Change of Control Triggering Event. If a Change of Control Triggering Event occurs at a time when BLFC is prohibited from purchasing the Notes, Bunge Limited could seek the consent of lenders to permit the purchase of the Notes or could attempt to refinance the borrowings that contain such a prohibition. If Bunge Limited does not obtain such consent or refinance such borrowings, BLFC will remain prohibited from purchasing the Notes. In addition, certain indebtedness to which Bunge Limited and its subsidiaries are party currently provide, and may in the future also provide, that certain change of control events with respect to Bunge Limited would constitute a default thereunder (including events that would constitute a Change of Control Triggering Event under the Indenture). If Bunge Limited experiences a change of control that triggers a default under the terms of Bunge Limited’s or its subsidiaries’ other indebtedness, Bunge Limited could seek a waiver of such default or seek to refinance such other indebtedness. In the event Bunge Limited does not obtain such a waiver or refinance the indebtedness, such default could result in amounts outstanding under such other indebtedness being declared due and payable.
BLFC’s ability to pay cash to the holders of Notes following the occurrence of a Change of Control Triggering Event may be limited by Bunge Limited’s then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases. The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of Bunge Limited. Bunge Limited has no present intention to engage in a transaction involving a Change of Control, although it is possible that it could decide to do so in the future. Subject to the limitations discussed below, Bunge Limited could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could affect its capital structure or credit ratings.
BLFC will not be required to make a Change of Control Offer following a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by BLFC and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of the making of the Change of Control Offer.
The definition of “Change of Control” includes a disposition of all or substantially all of the assets of Bunge Limited to any person. Although there is a limited body of case law interpreting the phrase “all or substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of Bunge Limited. As a result, it may be unclear whether a Change of Control has occurred and whether a holder of Notes may require BLFC to make an offer to repurchase the Notes as described above. The provisions under the Indenture relating to BLFC’s obligation to make an offer to repurchase the Notes as a result of a Change of Control Triggering Event may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.
Further Issuances
BLFC may from time to time, without the consent of existing noteholders, create and issue additional Notes having the same terms and conditions as the Notes in all respects, except for issue date, issue price and first payment of interest of such Notes. Additional Notes issued in this manner will be consolidated with and will form a single series with the previously outstanding Notes; provided that if the additional Notes are not fungible with the previously outstanding Notes for U.S. federal income tax purposes, the additional Notes will have a separate CUSIP number, Common Code, ISIN number and/or any other identifying number.
Guarantee
Bunge Limited will fully, unconditionally and irrevocably guarantee to each holder and the trustee the full and prompt payment of principal of, premium, if any, and interest on the Notes, when and as the same become due and payable, whether at maturity, upon redemption or repurchase, by declaration of acceleration or otherwise, including any additional amounts required to be paid in connection with certain taxes. Any obligation of Bunge Limited to make a payment may be satisfied by causing BLFC to make such payment.
Ranking
The Notes will be unsecured and unsubordinated indebtedness of BLFC and will rank equally in right of payment with all other existing and future unsecured and unsubordinated indebtedness of BLFC.
The Notes Guarantee will be an unsecured and unsubordinated obligation of Bunge Limited and will rank equally in right of payment with all other existing and future unsecured and unsubordinated indebtedness and obligations of Bunge Limited. The Guarantee will effectively rank junior in right of payment to any secured indebtedness of Bunge Limited to the extent of the assets securing such indebtedness and to all indebtedness and other liabilities of its subsidiaries.
Additional Amounts
In the event that payments are required to be made by Bunge Limited pursuant to its obligations under the Guarantee, Bunge Limited will pay to the holder of any Note such additional amounts as may be necessary so that every net payment made by Bunge Limited or a paying agent of the principal of, premium, if any, and interest on such Note, after deducting or withholding for or on account of any present or future tax, duty, assessment or other similar governmental charge duly imposed by Bermuda will not be less than the amount provided in that Note to be then due and payable. Bunge Limited will not be required, however, to make any payment of additional amounts for or on account of any such tax imposed by reason of the holder’s having some connection with Bermuda, other than its participation as holder under the Indenture.
Covenants
The Indenture will set forth covenants that will impose limitations and restrictions on BLFC and will also set forth covenants which will be applicable to Bunge Limited and certain of its subsidiaries. This section summarizes the material covenants of BLFC and Bunge Limited in the Indenture.
Limitations and Restrictions on BLFC
The Indenture will limit and restrict BLFC from taking the following actions or engaging in the following activities or transactions:
•
engaging in any business or entering into, or being a party to, any transaction or agreement except for:

•
the issuance and sale of the Notes;

•
the incurrence of other indebtedness ranking equal in right of payment with the Notes;

•
the entering into of Hedge Agreements relating to the Notes or such other indebtedness having a notional amount not exceeding the aggregate principal amount of the Notes and such other indebtedness outstanding; and

•
the use of the net proceeds from the issuance of the Notes or such other indebtedness to either make intercompany loans to the Bunge master trust as described under “Summary —  Intercompany Financing Structure” in this prospectus supplement and under “Description of Master Trust Structure” in the accompanying prospectus, repay the Notes or other indebtedness that is equal in right of payment on the Notes or to pay expenses incurred therewith;

•
acquiring or owning any subsidiaries or other assets or properties, except an interest in intercompany loans as described under “Description of Master Trust Structure” in the accompanying prospectus, Hedge Agreements relating to its indebtedness and instruments evidencing interests in the foregoing;

•
incurring any Indebtedness which ranks senior in right of payment to the Notes;

•
creating, assuming, incurring or suffering to exist any Lien, other than Company Permitted Liens, upon any Property (it being understood, for the avoidance of doubt, that BLFC may not create, assume, incur or suffer to exist any Lien, including any Lien which would otherwise constitute a Permitted Lien, in the case of Bunge Limited or any Restricted Subsidiary, other than Company Permitted Liens);

•
entering into any consolidation, merger, amalgamation, joint venture, syndicate or other form of combination with any person, or selling, leasing, conveying or otherwise disposing of any of its assets or receivables; and

•
amending, supplementing, waiving or otherwise modifying certain specified provisions of the documents relating to BLFC’s rights or benefits under the master trust without the written consent of the holders of a majority in principal amount of the Notes then outstanding. Modifications requiring consent include, without limitation, those that would subordinate the rights of the series 2002-1 variable funding certificate (in which BLFC will invest the proceeds of the Notes offered hereby) relative to any other series, reduce or delay distributions to be made by the master trust, change how BLFC’s interest in the assets of the master trust is calculated, result in a default or event of default under the Indenture or terminate the master trust with respect to less than all of the then outstanding series issued by the master trust. The master trust may, however, be terminated at any time with respect to all series then outstanding without the consent of the holders of the Notes.

Limitation on Liens
The Indenture will provide that Bunge Limited will not, and will not permit any Restricted Subsidiary to, create, assume, incur or suffer to exist any Lien, other than Permitted Liens, upon any Restricted Property or upon any shares of stock or Indebtedness of any Restricted Subsidiary, to secure any Indebtedness incurred or guaranteed by Bunge Limited or any Restricted Subsidiary (other than the Notes), unless all of the outstanding Notes and the Guarantee are secured equally and ratably with, or prior to, such Indebtedness so long as such Indebtedness shall be so secured.
Restriction on Sale-Leasebacks
The Indenture will provide that Bunge Limited will not, and will not permit any Restricted Subsidiary to, engage in the sale or transfer by it of any Restricted Property to a person (other than Bunge Limited or a Restricted Subsidiary) and the taking back by Bunge Limited or any Restricted Subsidiary, as the case may be, of a lease of such Restricted Property (a “sale-leaseback transaction”), unless:
(1)
the sale-leaseback transaction occurs within six months from the date of the acquisition of the subject Restricted Property or the date of the completion of construction or commencement of full operations of such Restricted Property, whichever is later; or

(2)
the sale-leaseback transaction is between Bunge Limited and a Restricted Subsidiary of Bunge Limited, or between Restricted Subsidiaries of Bunge Limited; or

(3)
the sale-leaseback transaction involves a lease for a period, including renewals, of not more than three years; or

(4)
the sale-leaseback transaction constitutes a Permitted Lien for the purposes of “— Limitation on Liens”; or

(5)
Bunge Limited or such Restricted Subsidiary, within a one-year period after such sale-leaseback transaction, (a) applies or causes to be applied an amount not less than the Attributable Indebtedness from such sale-leaseback transaction to the prepayment, repayment, redemption, reduction or retirement of any debt of Bunge Limited or any Subsidiary having a maturity of more than one year that is not subordinated to the Notes, or (b) enters into a bona fide commitment to expend an amount not less than the Attributable Indebtedness for such sale-leaseback transaction during such one-year period to the acquisition, construction or development of other similar Property.

Exception to Limitation on Liens and Restriction on Sale-Leasebacks
Notwithstanding the foregoing restrictions on Liens (other than a Permitted Lien) and sale-leaseback transactions, the Indenture will provide that Bunge Limited may, and may permit any Restricted Subsidiary to, create, assume, incur or suffer to exist any Lien (other than a Permitted Lien) upon any Restricted Property or the shares of stock or Indebtedness of any Restricted Subsidiary to secure Indebtedness incurred or guaranteed by Bunge Limited or any Restricted Subsidiary (other than the Notes) or effect any sale-leaseback transaction of a Restricted Property that is not excepted by clauses (1) through (5), inclusive, of the first paragraph under “— Restriction on Sale-Leasebacks,” without equally and ratably securing the Notes or the Guarantee; provided that, after giving effect thereto, the aggregate principal amount of outstanding Indebtedness (other than the Notes) secured by such Liens (other than Permitted Liens) upon Restricted Property and the shares of stock or Indebtedness of any Restricted Subsidiary plus the Attributable Indebtedness from sale-leaseback transactions of Restricted Property not so excepted do not exceed 20% of its Consolidated Net Tangible Assets.
In summary, and for the avoidance of doubt, BLFC is prohibited from creating, assuming, incurring or suffering to exist any Lien, except for Company Permitted Liens, upon any Property whatsoever. Otherwise, only Bunge Limited and Restricted Subsidiaries are subject to any restrictions on Liens and sale-leaseback transactions.
Consolidation, Merger, Amalgamation and Sale of Assets
The Indenture will provide that Bunge Limited may consolidate with or merge or amalgamate with or into, or sell, lease or convey all or substantially all of its assets to, another person only if:
(1)
the successor or continuing company is either Bunge Limited or is a person incorporated under the laws of Bermuda, or organized under the laws of the United States, any state thereof or the District of Columbia, any full member state of the European Union, Canada, Australia, Switzerland or the United Kingdom and assumes by supplemental indenture all of Bunge Limited’s obligations under the Indenture and the Guarantee; and

(2)
immediately after giving effect to the transaction, no event of default under the Indenture, or event which with notice or lapse of time would be an event of default under the Indenture, has occurred and is continuing.

If Bunge Limited engages in one of the transactions described above and complies with the conditions listed above, the successor will be substituted for Bunge Limited for the purposes of the Indenture with the same effect as if it and not Bunge Limited had been an original party to the Indenture. Thereafter, the successor may exercise the rights and powers of Bunge Limited under the Indenture. However, in the case of a lease of all or substantially all its assets, Bunge Limited will not be released from the obligation to pay the principal of, premium, if any, and interest on the Notes (including additional amounts).
In the event that Bunge Limited consolidates with or merges or amalgamates with or into, or sells, leases or conveys all or substantially all of its assets to, another person and the successor is a person organized under the laws of a full member state of the European Union, Canada, Australia, Switzerland or the United Kingdom, Bunge Limited and the successor or continuing company will, as a condition to such consolidation, merger, amalgamation or sale, lease or conveyance of assets, comply with the following additional requirements:
•
enter into a supplemental indenture with the trustee providing for full, unconditional and irrevocable indemnification of the holders of the Notes and the trustee against any tax or duty of whatever nature (other than any tax imposed by reason of the holder having a connection to any such jurisdiction other than as a holder of a Note) which is incurred or otherwise suffered by the trustee or such holders with respect to the Notes and which would not have been incurred or otherwise suffered in the absence of such consolidation, merger, amalgamation or sale, lease or conveyance of assets; and

•
deliver to the trustee legal opinions of independent legal counsel of recognized standing in New York and the applicable member state of the European Union, Canada, Australia, Switzerland or the United Kingdom under whose laws the successor or continuing company is organized, to the effect that the obligations of the successor with respect to the Indenture or the Guarantee, as applicable, are legal, valid, binding and enforceable in accordance with their terms.

In addition, the Indenture will provide that Bunge Limited will not permit any Subsidiary to consolidate with or merge or amalgamate with or into, or sell, lease or convey all or substantially all of its assets to, any person unless:
•
such transaction is a merger or amalgamation of a Subsidiary into, or a consolidation of a Subsidiary with, Bunge Limited (so long as Bunge Limited is the surviving or continuing entity) or another

Subsidiary or the sale, lease or conveyance by a Subsidiary of all or substantially all of its property to Bunge Limited or another Subsidiary; or
•
such transaction is the merger or amalgamation of a Subsidiary with or into, the consolidation of a Subsidiary with, or the sale, lease or conveyance by a Subsidiary of all or substantially all of its property to, another person (provided that such person is not an affiliate), so long as immediately prior to, and after giving effect to, the transaction, no default or event of default exists or would exist.

Notwithstanding the foregoing sentence, BLFC may not be party to, or the subject of, any consolidation, merger, amalgamation or sale of assets.
Events of Default
Each of the following will be an event of default under the Indenture:
(1)
the default in any payment of interest on any Note when due, continued for 30 days;

(2)
the default in the payment of principal of, or premium, if any, on, any Note when due at its stated maturity, upon optional redemption or otherwise, upon declaration of acceleration or otherwise;

(3)
the failure by BLFC or Bunge Limited to comply for 60 days after written notice with its other agreements contained in the Indenture;

(4)
the failure of BLFC, Bunge Limited, a Designated Obligor or a Material Subsidiary (a) to pay the principal of any indebtedness for borrowed money, including obligations evidenced by any mortgage, indenture, bond, debenture, note, guarantee or other similar instruments on the scheduled or original date due, (b) to pay interest on any such indebtedness beyond any provided grace period or (c) to observe or perform any agreement or condition relating to such indebtedness, that has caused or permit the holder or beneficiary of such indebtedness to cause, with the giving of notice, if required, such indebtedness to become due prior to its stated maturity, and such acceleration has not been cured within 15 days after notice of acceleration; provided, however, that an event described in subclause (a), (b) or (c) above shall not constitute an event of default unless, at such time, one or more events of the type described in clauses (a), (b) or (c) shall have occurred or be continuing with respect to such indebtedness in an amount exceeding $100,000,000; or

(5)
certain events of bankruptcy, insolvency or reorganization of (a) BLFC, (b) Bunge Limited, (c) a Designated Obligor or (d) a Material Subsidiary.

A default under clause (3) above that has occurred and is continuing will not constitute an event of default under the Indenture until the trustee or the holders of not less than 25% in principal amount of the outstanding Notes notifies BLFC or Bunge Limited, as the case may be, of the default and such default is not cured within the time specified in such clause (3) after receipt of such notice.
If an event of default (other than an event of default described in clause (5) above) occurs and is continuing, the trustee by written notice to BLFC, or the holders of at least 25% in principal amount of the outstanding Notes by written notice to BLFC and the trustee, may, and the trustee at the request of such holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. If an event of default described in clause (5) above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders. The holders of a majority in aggregate principal amount of the outstanding Notes under the Indenture may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the Notes and the consequences if rescission would not conflict with any judgment or decree of a court of competent jurisdiction and all existing events of default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived. If an event of default has occurred and not been cured or waived, and the principal of and premium, if any, and accrued and unpaid interest on the Notes have become due and payable, by declaration, automatic acceleration or otherwise, then the trustee shall instruct BLFC, and BLFC shall instruct The Bank of New York Mellon, as trustee under the master trust as described under “Description of Master Trust Structure” in the accompanying prospectus, to declare due and payable the intercompany loans that had been made using the net proceeds from the sale of such Notes.
Subject to the provisions of the Indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:
•
such holder has previously given the trustee written notice that an event of default under the Indenture is continuing;

•
holders of at least 25% in principal amount of the outstanding Notes have requested in writing that the trustee pursue the remedy;

•
such holders have offered the trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

•
the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

•
the holders of a majority in principal amount of the outstanding Notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the trustee determines is unduly prejudicial to the interest of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the Indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
The Indenture provides that if a default occurs and is continuing and is actually known to a trust officer of the trustee, the trustee must send to each holder notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of, premium, if any, or interest on any Note, the trustee may withhold notice if the trustee determines that withholding notice is in the interests of the holders. In addition, BLFC is required to deliver to the trustee, within 10 days after becoming aware of the occurrence of any default, notice of such default, and in any event within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year
Amendments and Waivers
Modifications and amendments of the Indenture may be made by BLFC, Bunge Limited and the trustee with the consent of the holders of a majority in principal amount of the Notes then outstanding under the Indenture (including consents obtained in connection with a tender offer or exchange offer for the Notes). However, without the consent of each holder of an outstanding Note affected, no amendment may, among other things:
•
reduce the percentage in principal amount of outstanding Notes, whose holders must consent to an amendment of the Indenture or the Notes, or certain specified provisions of the documents relating to BLFC’s rights or benefits under the master trust;

•
reduce the stated rate of or extend the stated time for payment of interest on any Note;

•
reduce the principal of or change the stated maturity of any Note;

•
reduce the amount payable upon the redemption of any Note;

•
make any note payable in money other than that stated in the Note;

•
impair the right of any holder to receive payment of principal of, premium, if any, and interest on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes;

•
make any change in the amendment provisions which requires each holder’s consent or in the waiver provisions; or

•
release Bunge Limited or modify the Guarantee other than in accordance with the Indenture.

The holders of a majority in aggregate principal amount of the outstanding Notes, on behalf of all holders of Notes, may waive compliance by BLFC with certain restrictive provisions of the Indenture. Subject to certain rights of the trustee as provided in the Indenture, the holders of a majority in aggregate principal amount of the Notes, on behalf of all holders, may waive any past default under the Indenture (including any such waiver obtained in connection with a tender offer or exchange offer for the Notes), except a default in the payment of principal, premium or interest or a default in respect of a provision that under the Indenture cannot be modified or amended without the consent of the holder of each Note that is affected.
Without the consent of any holder, BLFC, Bunge Limited and the trustee may modify or amend the Indenture to:
•
cure any ambiguity, omission, defect or inconsistency;

•
provide for the assumption by a successor or continuing company of the obligations of Bunge Limited as described under “— Consolidation, Merger, Amalgamation and Sale of Assets”;

•
provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or in a manner such that the uncertificated Notes are described in Section 4701(b)(1)(B) of the Code;

•
add additional guarantees with respect to the Notes;

•
secure the Notes;

•
add to the covenants of BLFC or Bunge Limited for the benefit of the holders or surrender any right or power conferred upon BLFC or Bunge Limited;

•
make any change that does not adversely affect the interests of any holder;

•
provide for the issuance of additional Notes; or

•
comply with any requirement of the SEC in connection with the qualification of the Indenture under the U.S. Trust Indenture Act of 1939.

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the Indenture becomes effective, BLFC is required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect therein, will not impair or affect the validity of the amendment.
Defeasance
BLFC at any time may terminate all its obligations under the Notes and the Indenture (“legal defeasance”), except for certain obligations, including obligations relating to the defeasance trust, registering the transfer or exchange of such Notes, replacing mutilated, destroyed, lost or stolen Notes and maintaining a registrar and paying agent in respect of the Notes. If BLFC exercises its legal defeasance option, the applicable guarantee will terminate.
BLFC at any time may terminate its obligations under covenants described under “— Covenants” (other than “Consolidation, Merger, Amalgamation and Sale of Assets”) above, its obligation to repurchase

Notes following a Change of Control Triggering Event and the events of default described in clauses (3) (to the extent that the covenants referred to therein have been terminated as a result of the defeasance), (4) and (5) under “— Events of Default” above (“covenant defeasance”).
BLFC may exercise its legal defeasance option notwithstanding a prior exercise of its covenant defeasance option. If BLFC exercises its legal defeasance option, payment of the Notes may not be accelerated because of an event of default with respect thereto. If BLFC exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an event of default specified in clause (3) (to the extent that the covenants referred to therein have been terminated as a result of the defeasance), (4) or (5) under “— Events of Default” above.
In order to exercise either defeasance option, BLFC must irrevocably deposit in trust with the trustee money or U.S. government obligations for the payment of principal of, premium, if any, and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the trustee of an opinion of counsel to the effect that beneficial owners of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law. If the legal defeasance option is exercised and complies with all necessary conditions, noteholders would have to rely solely on the trust deposit for the payment of the Notes and could not look to BLFC or Bunge Limited for payment in the event of any shortfall.
Concerning the Trustee
U.S. Bank National Association is the trustee under the Indenture and has been appointed by BLFC as Registrar and Paying Agent with regard to the Notes. An affiliate of the trustee is a lender under certain of Bunge’s credit facilities.
No Petition
By its acquisition of a Note, each noteholder agrees that neither it nor the trustee on its behalf may commence, or join with any other person in the commencement of, a bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding with respect to BLFC under any applicable insolvency laws until one year and one day after all of the Notes and all other Indebtedness of BLFC ranking equal with or junior to the Notes in right of payment are paid in full, including all interest and premium thereon.
Governing Law
The Notes, the Guarantee and the Indenture will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.
Consent to Jurisdiction
Bunge Limited will irrevocably submit to the non-exclusive jurisdiction of any New York state court or any U.S. federal court sitting in the Borough of Manhattan, The City of New York, in respect of any legal action or proceeding arising out of or in relation to the Indenture, the Notes or the Guarantee, and will agree that all claims in respect of such legal action or proceeding may be heard and determined in such New York state or U.S. federal court and will waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such action or proceeding in any such court.
Currency Indemnity
The obligation of Bunge Limited or BLFC to make any payments under the Indenture, the Notes or the Guarantee will be in U.S. dollars. Any amount received or recovered in a currency other than U.S. dollars as a result of any judgment or order given or made in a currency other than U.S. dollars in respect of an amount due under the Indenture, the Notes or the Guarantee will constitute a discharge of BLFC or Bunge Limited’s obligation only to the extent of the amount in U.S. dollars that the noteholder is able to purchase with the amount such noteholder receives or recovers. If the amount of U.S. dollars purchased by such noteholder is less than the amount expressed to be due to such noteholder, Bunge Limited will indemnify the noteholder against any loss sustained as a result. In any event, Bunge Limited will indemnify the noteholder against the cost of any such purchase.
Defined Terms
“Attributable Indebtedness” means, when used with respect to any sale-leaseback transaction, as at the time of determination, the present value (discounted at the rate of interest set forth in or implicit in the terms of the lease) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such sale-leaseback transaction (including any period for which such lease has been extended).
“Below Investment Grade Rating Event” means the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an event that would, if consummated, result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control, which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by each of the Rating Agencies.
“Change of Control” means the occurrence of any of the following: (1) Bunge Limited becomes aware (by way of report or any other filing pursuant to Section 13(d) of the Exchange Act or written notice) of the acquisition by any person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Section 13d-5(b)(1) of the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination, of 50% or more of the voting power of the voting stock of Bunge Limited then outstanding, (2) the sale, lease or transfer of all or substantially all of the assets of Bunge Limited and its subsidiaries, taken as a whole, to any person or persons that is not a subsidiary of Bunge Limited or (3) the first day on which a majority of the members of Bunge Limited’s board of directors are not Continuing Directors.
“Change of Control Triggering Event” means the occurrence of a Change of Control that results in a Below Investment Grade Rating Event.
“Company Permitted Lien” means:
(1)
Liens for current taxes, assessments or other governmental charges which are not delinquent or remain payable without any penalty, or the validity of which is contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof or upon posting a bond in connection therewith;

(2)
any Lien pursuant to any order or attachment or similar legal process arising in connection with court proceedings; provided that the execution or other enforcement thereof is effectively stayed or a sufficient bond had been posted and the claims secured thereby are being contested at the time in good faith by appropriate proceedings;

(3)
any Liens securing bonds posted with respect to and in compliance with clauses (1) and (2) above;

(4)
Liens to secure bonds posted in order to obtain stays of judgments, attachments or orders, the existence of which bonds would not otherwise constitute an Event of Default; and

(5)
Liens securing obligations under a Hedge Agreement.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed calculated as if the maturity date of such Notes were the Par Call Date (the “Remaining Life”) that would be utilized, at the time of selection and in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (a) the bid price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) at 4:00 P.M. on the third business day preceding such redemption date, as set forth on “Bloomberg page PX1” (or such other page as may replace Bloomberg page PX1), or (b) if such page (or any successor page) is not displayed or does not contain such bid prices at such time, (i) the average of the Reference Treasury Dealer Quotations obtained by the Company for such date, after excluding the highest and lowest of four such Reference Treasury Dealer Quotations or (ii) if the Company is unable to obtain at least four such Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained by the Company.
“Consolidated Net Tangible Assets” means, at any date of determination, the total amount of assets of Bunge Limited and its consolidated subsidiaries after deducting therefrom:
(1)
all current liabilities (excluding any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed);

(2)
total prepaid expenses and deferred charges; and

(3)
all goodwill, trade names, trademarks, patents, licenses, copyrights and other intangible assets, all as set forth, or on a pro forma basis would be set forth, on the consolidated balance sheet of Bunge Limited and its consolidated subsidiaries for its most recently completed fiscal quarter, prepared in accordance with generally accepted accounting principles.

“Continuing Directors” means, as of any date of determination, any member of the board of directors of Bunge Limited who (1) was a member of the board of directors of Bunge Limited on the date of first issuance of the Notes pursuant to the Indenture or (2) was nominated for election, appointed or elected to the board of directors of Bunge Limited with the approval of a majority of the Continuing Directors who were members of the board of directors of Bunge Limited at the time of such nomination or election (either by a specific vote or by approval of Bunge Limited’s proxy statement in which such member was named as a nominee for election as a director).
“Designated Obligor” means the Guarantor, Bunge Global Markets Inc., Bunge N.A. Holdings, Inc., Bunge North America, Inc., Koninklijke Bunge B.V., Bunge Alimentos S.A., Bunge Argentina S.A., Bunge Trade Limited (successor to Bunge Fertilizantes International Limited), Bunge Fertilizantes S.A. (Brazil), Bunge International Commerce Ltd., Bunge S.A. and any other Subsidiary designated by the Guarantor from time to time as eligible to be an obligor with respect to any intercompany loan sold to the master trust under the Master Trust Transaction Documents, and each of their successors.
“Fitch” means Fitch Ratings Limited.
“Hedge Agreements” means all swaps, caps or collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.
“Indebtedness” means, as to any person, without duplication:
(1)
all obligations of such person for borrowed money;

(2)
all obligations of such person evidenced by bonds, debentures, notes or other similar instruments;

(3)
all obligations of such person to pay the deferred purchase price of property, except trade accounts payable arising in the ordinary course of business;

(4)
all obligations of such person as lessee which are capitalized in accordance with U.S. GAAP;

(5)
all obligations of such person created or arising under any conditional sales or other title retention agreement with respect to any property acquired by such person (including, without limitation, obligations under any such agreement which provides that the rights and remedies of the seller or lender thereunder in the event of default are limited to repossession or sale of such property);

(6)
all obligations of such person with respect to letters of credit and similar instruments, including without limitation obligations under reimbursement agreements;

(7)
all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on any asset of such person, whether or not such Indebtedness is assumed by such person; and

(8)
all guarantees of such person (other than guarantees of obligations of direct or indirect Subsidiaries of such person).

“Independent Investment Banker” means any of Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC or, if none of such firms are willing or able to select the applicable Comparable Treasury Issue, a leading independent investment banking institution appointed by the trustee and reasonably acceptable to BLFC.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P, BBB- (or the equivalent) by Fitch, or an equivalent rating by any other Rating Agency.
“Lien” means any mortgage, lien, security interest, pledge, charge or other encumbrance.
“Master Trust Transaction Documents” means the collective reference to the Pooling Agreement, the Series 2002-1 Supplement, the Series 2002-1 VFC, the Sale Agreement, the Servicing Agreement and the Guaranty (each as defined in the Indenture).
“Material Subsidiary” means, at any time, any Subsidiary of the Guarantor which at such time is a “significant subsidiary” within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.
“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
“Permitted Liens” means:
(1)
Liens for current taxes, assessments or other governmental charges which are not delinquent or remain payable without any penalty, or the validity of which is contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof or upon posting a bond in connection therewith;

(2)
any Lien pursuant to any order or attachment or similar legal process arising in connection with court proceedings; provided that the execution or other enforcement thereof is effectively stayed or a sufficient bond had been posted and the claims secured thereby are being contested at the time in good faith by appropriate proceedings;

(3)
any Liens securing bonds posted with respect to and in compliance with clauses (1) and (2) above;

(4)
any Liens securing the claims of mechanics, laborers, workmen, repairmen, materialmen, suppliers, carriers, warehousemen, landlords, or vendors or other claims provided for by mandatory provisions of law which are not yet due and delinquent, or are being contested in good faith by appropriate proceedings;

(5)
any Lien on any Restricted Property securing Indebtedness incurred or assumed solely for the purpose of financing all or any part of the cost of constructing or acquiring such Restricted Property, which Lien attaches to such Restricted Property concurrently with or within 120 days after the construction, acquisition or completion of a series of related acquisitions thereof;

(6)
Liens existing immediately prior to the execution and delivery of the Indenture (and listed on a schedule to the Indenture);

(7)
Liens to secure bonds posted in order to obtain stays of judgments, attachments or orders, the existence of which bonds would not otherwise constitute an event of default under the Indenture;

(8)
Liens on Restricted Property or with respect to the shares of stock or Indebtedness of any

Restricted Subsidiary, that either (i) existed prior to the acquisition of (A) such Restricted Property, (B) any Subsidiary that is the owner of such Restricted Property or (C) with respect to the shares of stock or Indebtedness of any Restricted Subsidiary, any such Restricted Subsidiary, or (ii) arise as a result of contractual commitments to grant a Lien relating to (A) such Restricted Property, (B) any Subsidiary that is the owner of such Restricted Subsidiary or (C) with respect to the shares of stock or Indebtedness of any Restricted Subsidiary, any such Restricted Subsidiary, in each of (A), (B) and (C) existing prior to such acquisition;
(9)
Liens created by a Restricted Subsidiary in favor of Bunge Limited, BLFC or a Subsidiary;

(10)
Liens on any accounts receivable from or invoices to export customers (including, without limitation, Subsidiaries) and the proceeds thereof;

(11)
Liens on rights under contracts to sell, purchase or receive commodities to or from export customers (including, without limitation, Subsidiaries) and the proceeds thereof;

(12)
Liens on cash deposited as collateral in connection with financings where Liens are permitted under clauses (10) and (11) of this definition;

(13)
Liens extending, renewing or replacing, in whole or in part, Liens permitted pursuant to (i) clauses (1) through (5) and (7) through (12), so long as the principal amount of the Indebtedness secured by such Lien does not exceed its original principal amount, and (ii) clause (6), so long as the principal amount of the Indebtedness secured by such Lien does not exceed the principal amount thereof outstanding immediately prior to the execution and delivery of the Indenture;

(14)
minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties that constitute Restricted Property, which are necessary for the conduct of the activities of Bunge Limited or any Restricted Subsidiary or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of Bunge Limited or any Restricted Subsidiary;

(15)
Liens on accounts receivable and other related assets arising in connection with transfers thereof to the extent that such transfers are treated as true sales of financial assets under FASB Statement No. 166 and such accounts receivable and related assets are not consolidated on the consolidated financial statements of the Guarantor and its Subsidiaries under FASB Statement No. 167;

(16)
Liens on intercompany loans made to Bunge Limited or its Subsidiaries, or on any notes or other instruments representing an interest in such intercompany loans, in each case as described under “Description of Master Trust Structure” in the accompanying prospectus;

(17)
Liens securing obligations under a Hedge Agreement or swap, cap or collar agreement or similar arrangement related to equities or commodities;

(18)
Liens on any checking account, saving account, clearing account, futures account, deposit account, securities account, brokerage account, custody account or other account (or on any assets held in such account), securing obligations under any agreement or arrangement related to the opening of or provision of clearing, pooling, zero-balancing, brokerage, settlement, margin or other services related to such account (or on any assets held in such account), which customarily exist on similar accounts (or on any assets held in such accounts) of corporations in connection with the opening of, or provision of clearing, pooling, zero-balancing, brokerage, settlement, margin or other services related, to such accounts; and

(19)
Liens securing any obligations related to the issuance of a letter of credit or any similar instrument, including without limitation, obligations under reimbursement agreements.

For purposes of this definition, (A) the phrases “accounts receivable from or invoices to export customers” and “contracts to sell, purchase or receive commodities to (from) export customers” refer to invoices or accounts receivable derived from the sale of, or contracts to sell, purchase or receive, wheat, soybeans or other commodities or products derived from the processing of wheat, soybeans or other commodities, by or to Bunge Limited or a Restricted Subsidiary that have been or are to be exported from the country of origin whether or not such sale is made by a Restricted Subsidiary or to any of its Subsidiaries; and (B) property of a party to a corporate reorganization which is not Bunge Limited or a Restricted Subsidiary will be deemed to be or have been “acquired” by Bunge Limited or such Restricted Subsidiary as part of such corporate reorganization even if Bunge Limited or such Restricted Subsidiary, as the case may be, is not the surviving or continuing entity.
“Property” means any property, whether presently owned or hereafter acquired, including any asset, revenue, or right to receive income or any other property, whether tangible or intangible, real or personal.
“Rating Agencies” means (1) Moody’s, S&P and Fitch; and (2) if any of Moody’s, S&P or Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by Bunge Limited which shall be substituted for any of Moody’s, S&P or Fitch, or all of them, as the case may be.
“Reference Treasury Dealer” means Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC and two other primary U.S. government securities dealers in New York City selected by the Independent Investment Banker (each, a “Primary Treasury Dealer”); provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, BLFC will substitute another Primary Treasury Dealer.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any date fixed for the redemption of Notes, an average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue for the Notes (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 4:00 p.m., New York City time, on the third business day preceding such date.
“Restricted Property” means any building, mine, structure or other facility (together with the land on which it is erected and fixtures comprising a part thereof) and inventories now owned or hereafter acquired by Bunge Limited or any Subsidiary and used for oilseed or grain origination, processing, transportation or storage, mining or fertilizer refining or storage.
“Restricted Subsidiary” means (a) any Designated Obligor or (b) any Material Subsidiary.
“S&P” means Standard & Poor’s Financial Services LLC, and any successor to its rating agency business.
“Sale Agreement” means the Second Amended and Restated Sale Agreement, dated as of September 6, 2002, among Bunge Funding, Inc., Bunge Finance Limited and Bunge Finance North America, Inc.
“Subsidiary” means any corporation, limited liability company or other business entity of which the requisite number of shares of stock or other equity ownership interests having ordinary voting power (without regard to the occurrence of any contingency) to elect a majority of the directors, managers or trustees thereof, or any partnership of which more than 50% of the partners’ equity interests (considering all partners’ equity interests as a single class) is, in each case, at the time owned or controlled, directly or indirectly, by Bunge Limited, one or more of the Subsidiaries of Bunge Limited, or a combination thereof.
“Treasury Yield” means, with respect to any date fixed for the redemption of Notes, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third business day immediately preceding such date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such date.
“U.S. GAAP” means generally accepted accounting principles in the United States, as in effect on the date the Notes Indenture is entered into.
Book-Entry, Delivery and Form
We will issue the Notes in the form of one or more permanent global securities. The global securities will be deposited with, or on behalf of, the Depositary and issued to and registered in the name of the

Depositary or its nominee. Except as set forth below, the global securities may be transferred, in whole and not in part, only to the Depositary or another nominee of the Depositary. Investors may hold their beneficial interests in the global securities directly through the Depositary if they have an account with the Depositary or indirectly through organizations which have accounts with the Depositary.
The Depositary has advised us that it is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities of institutions that have accounts with the Depositary (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary’s participants include securities brokers and dealers (which may include the underwriter), banks, trust companies, clearing corporations and certain other organizations. Access to the Depositary’s book-entry system is also available to others such as banks, brokers, dealers and trust companies (“indirect participants”) that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.
We expect that pursuant to procedures established by the Depositary, upon the deposit of the global securities with, or on behalf of, the Depositary, the Depositary will credit, on its book-entry registration and transfer system, the interest in the Notes represented by such global securities to the accounts of participants. The accounts to be credited shall be designated by the underwriter of the Notes. Ownership of beneficial interests in the global securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global securities will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants’ interests) and such participants and indirect participants (with respect to the owners of beneficial interests in the global securities other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form.
Such limits and laws may impair the ability to transfer or pledge beneficial interests in the global securities.
So long as the Depositary, or its nominee, is the registered holder and owner of the global securities, the Depositary or such nominee, as the case may be, will be considered the sole legal owner and holder of the Notes evidenced by the global certificates for all purposes of such Notes. Except as set forth below as an owner of a beneficial interest in the global certificates, you will not be entitled to have the Notes represented by the global securities registered in your name, will not receive or be entitled to receive physical delivery of certificated Notes in definitive form and will not be considered to be the owner or holder of any Notes under the global securities. We understand that under existing industry practice, in the event an owner of a beneficial interest in the global securities desires to take any action that the Depositary, as the holder of the global securities, is entitled to take, the Depositary will authorize the participants to take such action, and that the participants will authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.
All payments on Notes represented by the global securities registered in the name of and held by the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner and holder of the global securities.
We expect that the Depositary or its nominee, upon receipt of any payment on the global securities, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global securities as shown on the records of the Depositary or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interest in the global securities held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global securities for any Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depositary and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the global securities owning through such participants or indirect participants.
Although the Depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the global securities among participants or indirect participants of the Depositary, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility or liability for the performance by the Depositary or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Certificated Note
If:
•
the Depositary notifies BLFC that it is at any time unwilling or unable to continue as a depositary or the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation;

•
BLFC or Bunge Limited, at its option, and subject to the procedures of the Depositary, notifies the trustee in writing that it elects to cause the issuance of Notes in definitive form under the Indenture subject to the procedures of the Depositary; or

•
upon the occurrence of some other events as provided in the Indenture;

then, upon surrender by the Depositary of the global notes, certificated Notes will be issued to each person that the Depositary identifies as the beneficial owner of the Notes represented by the global notes. Upon the issuance of certificated Notes, the trustee is required to register the certificated Notes in the name of that person or persons, or their nominee, and cause the certificated Notes to be delivered thereto.
None of BLFC, Bunge Limited or the trustee will be liable for any delay by the Depositary or any participant or indirect participant in the Depositary in identifying the beneficial owners of the related Notes and each of those persons may conclusively rely on, and will be protected in relying on, instructions from the Depositary for all purposes, including with respect to the registration and delivery, and the principal amount, of the Notes to be issued.

TAXATION
Bermuda Tax Considerations
At the present time there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by Bunge Limited in connection with the issuance of the Notes by BLFC or any payment to be made by Bunge Limited pursuant to the guarantee included in the indenture under which the Notes will be issued. Bunge Limited has obtained an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not, until March 31, 2035, be applicable to Bunge Limited or to any of Bunge Limited’s operations or to its shares, debentures or other obligations except insofar as such tax applies to persons ordinarily resident in Bermuda or to any taxes payable by Bunge Limited in respect of real property owned or leased by Bunge Limited in Bermuda.
Material U.S. Federal Income Tax Consequences
The following discussion is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes by beneficial owners that purchase the Notes at the initial issue price in the offering of the Notes (which will equal the first price at which a substantial amount of the Notes is sold to the public), and hold the Notes as capital assets (generally, property held for investment purposes). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) and different interpretations. This summary is intended for general information purposes only, and does not purport to be a complete analysis of all of the potential U.S. federal income tax considerations that may be relevant to the particular circumstances of investors, or to investors that are subject to special U.S. federal income tax rules (such as dealers in securities and other taxpayers that hold Notes other than as capital assets for U.S. federal income tax purposes, insurance companies, real estate investment trusts, regulated investment companies, banks or financial institutions, partnerships and other pass-through or hybrid entities, U.S. expatriates, tax-exempt organizations, United States Holders (as defined below) whose functional currency is not the U.S. dollar, persons subject to the alternative minimum tax and persons who hold the Notes as part of a conduit, hedge, straddle, conversion or other integrated transaction). Furthermore, this summary does not address any state, local or non-U.S. tax implications, or any aspect of U.S. federal tax law other than income taxation.
PROSPECTIVE HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME AND OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES BASED UPON THEIR PARTICULAR SITUATIONS, INCLUDING ANY CONSEQUENCES ARISING UNDER APPLICABLE STATE, LOCAL AND NON-U.S. TAX LAWS.
For purposes of this discussion, a “United States Holder” means a beneficial owner of a Note that, for U.S. federal income tax purposes, is (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, a state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if the administration of the trust is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust, or if the trust was in existence on August 20, 1996 and has validly elected to continue to be treated as a United States person under the Code. Correspondingly, a “Non-U.S. Holder” is a beneficial owner of a Note that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust and that is not a United States Holder. The U.S. federal income tax consequences for a partner in a partnership holding Notes generally will depend on the status of the partner and the activities of the partnership. Partners in a partnership holding Notes should consult their own tax advisors.

United States Holders
Payments of Stated Interest
We expect, and the remainder of this discussion assumes, that the Notes will not be issued with original issue discount (other than less than a specified de minimis amount of original issue discount) for U.S. federal income tax purposes. Subject to the discussion below, stated interest payable on a Note generally will be taxable to a United States Holder as ordinary income at the time the interest is accrued or received, in accordance with the United States Holder’s regular method of tax accounting.
We intend to take the position for U.S. federal income tax purposes that any payments of additional amounts resulting from Bermuda withholding taxes imposed with respect to the Notes (see “Description of the Notes — Additional Amounts”) will be taxable to a United States Holder as additional interest income when received or accrued, in accordance with such United States Holder’s method of tax accounting and the possibility of such additional amounts will not cause the Notes to be treated as “contingent payment debt instruments” for U.S. federal income tax purposes. Furthermore, we intend to take the position that the possibility that amounts may be paid in excess of the stated principal amount of the Notes (see “Description of the Notes — Optional Redemption by BLFC” and “— Repurchase at the Option of Holders”) will not cause the Notes to be treated as contingent payment debt instruments for U.S. federal income tax purposes. The Internal Revenue Service (“IRS”) may take a contrary position to this position and may treat the Notes as contingent payment debt instruments under the applicable Treasury regulations, which could affect the timing and character of income, gain or loss from holding or disposing of the Notes. Our position is not binding on the IRS. If the IRS were to successfully assert a contrary position, a United States Holder could be required to accrue income on its Notes in excess of stated interest, and to treat as ordinary income rather than capital gain any income realized on the taxable disposition of a Note. The remainder of this discussion assumes that the Notes are not treated as contingent payment debt instruments for U.S. federal income tax purposes. United States Holders should consult their independent tax advisors concerning this position.
Sales and Other Taxable Dispositions
In general, upon the sale or other taxable disposition of a Note, a United States Holder will recognize gain or loss equal to the difference between the amount realized on such sale or other taxable disposition (not including any amount attributable to accrued but unpaid interest, which will be treated as a payment of interest for U.S. federal income tax purposes, and therefore will be taxable as ordinary income to the extent not previously included in gross income) and such United States Holder’s adjusted tax basis in the Note. A United States Holder’s adjusted tax basis in a Note generally will equal the cost of the Note to it. Such gain or loss generally will be capital gain or loss and generally will constitute long-term capital gain or loss if the United States Holder held the Note for more than one year at the time of disposition. Certain non-corporate United States Holders (including individuals) are eligible for preferential rates of U.S. federal income taxation in respect of long-term capital gains. The deductibility of capital losses is subject to certain limitations under the Code.
Medicare Tax on Net Investment Income
United States Holders that are individuals, estates and certain trusts generally will be subject to an additional 3.8% Medicare contribution tax on their “net investment income” (which includes interest income and capital gain on the sale or other taxable disposition of the Notes). United States Holders should consult their tax advisors regarding the possible effect of this legislation on their ownership and disposition of the Notes.
Non-U.S. Holders
Payments of Stated Interest
Subject to the discussions below concerning backup withholding and FATCA, payments of stated interest on a Note to a Non-U.S. Holder generally will be subject to U.S. federal withholding tax of 30% (or, if applicable, a lower treaty rate) unless such interest is effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business (and, where an applicable income tax treaty applies, is attributable to a permanent establishment or fixed base maintained within the United States by the Non-U.S. Holder) and the Non-U.S. Holder provides a properly completed W-8ECI or:
•
the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our shares entitled to vote;

•
the Non-U.S. Holder is not, for U.S. federal income tax purposes, a controlled foreign corporation (as defined in the Code) related, directly or indirectly, to us through stock ownership; and

•
the certification requirements under Code Section 871(h) or 881(c) and the Treasury regulations thereunder (and described generally below) are met.

For purposes of Code Sections 871(h) and 881(c) and the Treasury regulations promulgated under these provisions, in order to obtain the exemption from U.S. federal withholding tax on payments of stated interest described above, either (1) the Non-U.S. Holder must provide its name and address, and certify, under penalties of perjury that such Non-U.S. Holder is not a United States person or (2) the Non-U.S. Holder must hold its Notes through certain intermediaries and both the Non-U.S. Holder and the relevant intermediary must satisfy the certification requirements of the applicable Treasury regulations. Under Treasury regulations, the foregoing certification generally may be provided by a Non-U.S. Holder on a duly executed applicable IRS Form W-8.
If interest on a Note (i) is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder, and (ii) in the case of a Non-U.S. Holder entitled to claim treaty benefits, is attributable to a permanent establishment or fixed base maintained within the United States by the Non-U.S. Holder, then such interest income generally will be exempt from the withholding described above (provided the Non-U.S. Holder provides a properly completed W-8ECI), but will be subject to U.S. federal income tax on a net-income basis at the regular graduated tax rates applicable to United States Holders. In certain circumstances, a Non-U.S. Holder that is a corporation also may be subject to an additional “branch profits tax” in respect of effectively connected interest income (currently at a 30% rate or, if applicable, a lower treaty rate).
Sales and Other Taxable Dispositions
Subject to the discussion below concerning backup withholding, a Non-U.S. Holder of a Note generally will not be subject to U.S. federal income tax on any gain recognized on the sale or other taxable disposition of a Note, unless:
•
such Non-U.S. Holder is a nonresident alien individual who is present in the United States for 183 or more days in the taxable year of disposition and certain other conditions are met; or

•
such gain is effectively connected with the conduct of a trade or business of the Non-U.S. Holder within the United States (and, generally, if the Non-U.S. Holder is entitled to claim treaty benefits, such gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder within the United States).

In the case of a Non-U.S. Holder of Notes described in the first bullet point above, any gain realized upon a sale or other taxable disposition of the Notes held by such Non-U.S. Holder will be subject to U.S. federal income tax at a statutory rate of 30% (or, if applicable, a lower treaty rate) which gain may be offset by certain losses. In the case of a Non-U.S. Holder of Notes described in the second bullet point above, any gain realized upon a sale or other taxable disposition of the Notes held by such Non-U.S. Holder will be subject to U.S. federal income tax on a net-income basis at the regular graduated tax rates applicable to United States Holders. In addition, a Non-U.S. Holder of Notes described in the second bullet point above that is a corporation also may be subject to an additional “branch profits tax” at a 30% rate (or, if applicable, a lower treaty rate).
Backup Withholding and Information Reporting
Under current U.S. federal income tax law, backup withholding at specified rates (currently 24%) and information reporting requirements apply to certain payments of principal and interest made to, and to the proceeds of sale before maturity by, certain owners of Notes. In the case of a United States Holder that is not an exempt recipient, information reporting requirements generally will apply to payments of principal or interest on a Note. Backup withholding will apply to such a United States Holder if:
•
the United States Holder fails to furnish its Taxpayer Identification Number (“TIN”) (which, for an individual, is his or her Social Security Number) to the payor in the manner required;

•
the United States Holder furnishes an incorrect TIN and the payor is so notified by the IRS;

•
the payor is notified by the IRS that the United States Holder has failed to properly report payments of interest or dividends; or

•
under certain circumstances, the United States Holder fails to certify, under penalties of perjury, that such holder is a United States person, has furnished a correct TIN and has not been notified by the IRS that such holder is subject to backup withholding for failure to report interest or dividend payments.

Backup withholding and information reporting do not apply with respect to payments made to certain exempt recipients. United States Holders should consult their tax advisors regarding their qualification for exemption from backup withholding and information reporting, and the procedure for obtaining such an exemption, if available.
Information reports generally must be made annually to the IRS and to each Non-U.S. Holder for the amount of interest paid on a Note and the amount of tax withheld with respect to those payments. Copies of the information returns reporting those interest payments and withholding also may be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty. In the case of a Non-U.S. Holder, backup withholding will not apply to payments of principal or interest on a Note if the certification requirements described under “— Non-U.S. Holders —  Payments of Stated Interest” above are satisfied and the payor does not have actual knowledge or reason to know that the Non-U.S. Holder is actually a United States person or the Non-U.S. Holder has otherwise established an exemption. Backup withholding and information reporting may apply to the proceeds of the sale of a Note within the United States or conducted through certain U.S. related financial intermediaries unless the requirements in the immediately preceding sentence are satisfied. Non-U.S. Holders of Notes should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available.
Backup withholding is not an additional tax. Any amounts withheld from a payment under the backup withholding rules will be allowed as a credit against a person’s U.S. federal income tax liability and may entitle such person to a refund, provided that certain required information is timely furnished to the IRS.
FATCA
Provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act or “FATCA” impose withholding of 30% on payments of interest on the Notes made to “foreign financial institutions” (which is defined to include, in addition to banks and traditional financial institutions, entities such as investment funds and certain holding companies) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States may be subject to different rules. If FATCA withholding is imposed, an investor that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in the Notes.
The discussion in this section “Material U.S. Federal Income Tax Consequences” is for general information only and may not address all tax considerations that may be significant to investors.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase of the Notes by (i) employee benefit plans (as defined in Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that are subject to Title I of ERISA, (ii) “plans” described in and subject to Section 4975(e)(1) of the Code and (iii) entities whose underlying assets are considered to include “plan assets” by reason of an employee benefit plan’s or plan’s investment in that entity (“Plans”). Governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) or other benefit plans or arrangements not subject to Title I of ERISA or Section 4975 of the Code (“Other Plan Investors”) may not be subject to the fiduciary responsibility or prohibited transaction provisions of ERISA or Section 4975 of the Code, but may be subject to similar restrictions under other applicable federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”). Fiduciaries of Other Plan Investors considering an investment in the Notes should consult with counsel before purchasing Notes to consider the applicable fiduciary standards and to determine the need for, and, if necessary, the availability of, any exemptive relief under any applicable Similar Laws.
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan and prohibit certain transactions involving the assets of a Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Plan or the management or disposition of the assets of such a Plan, or who renders investment advice for a fee or other compensation to such a Plan, is generally considered to be a fiduciary of the Plan.
In considering an investment of a portion of the assets of any Plan or Other Plan Investor in the Notes, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan or Other Plan Investor and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan or Other Plan Investor including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. Other Plan Investors, while not subject to penalties and liabilities under ERISA and Section 4975 of the Code, may nevertheless be subject to similar restrictions under applicable Similar Law. The acquisition and/or holding of Notes by a Plan with respect to which an issuer, an initial purchaser or a guarantor is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption.
In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the sale, purchase or holding of the Notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts, and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code, respectively, for the purchase and sale of securities, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan receives no less, and pays no more, than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.
Because of the foregoing, the Notes should not be purchased or held by any person investing “plan assets” of any Plan or Other Plan Investor, unless such purchase and holding will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or similar violation of any applicable Similar Laws.
Representation
Accordingly, by the acquisition and holding of a Note, or any interest in a Note, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used to acquire or hold the Note, or any interest therein, constitutes assets of any Plan or Other Plan Investor or (ii) the acquisition and holding of the Notes, or any interest therein, by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.
Each purchaser of the Notes (including any interest in a Note) that is a Plan or an Other Plan Investor should understand that nothing herein is or is intended to be impartial investment advice directed at any potential purchaser that is a fiduciary of a Plan or an Other Plan Investor, or at such purchasers generally.
Purchasers of the Notes have the exclusive responsibility for ensuring that their purchase and holding of the Notes complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws. We make no representation as to whether an investment in the Notes is appropriate for, or would meet any or all of the relevant legal requirements with respect to investments by, any Plan or Other Plan Investor in general or whether such investment is appropriate for, or would meet any or all of the relevant legal requirements with respect to investments by, any particular Plan or Other Plan Investor.
THE FOREGOING DISCUSSION IS GENERAL IN NATURE AND IS NOT INTENDED TO BE A COMPREHENSIVE SUMMARY AND SHOULD NOT BE CONSTRUED AS LEGAL ADVICE. DUE TO THE COMPLEXITY OF THE APPLICABLE RULES AND THE PENALTIES THAT MAY BE IMPOSED UPON PERSONS INVOLVED IN NON-EXEMPT PROHIBITED TRANSACTIONS, IT IS PARTICULARLY IMPORTANT THAT FIDUCIARIES, OR OTHER PERSONS CONSIDERING PURCHASING THE NOTES (AND HOLDING THE NOTES) ON BEHALF OF, OR WITH THE ASSETS OF, ANY PLAN OR ANY OTHER PLAN INVESTOR, CONSULT WITH THEIR COUNSEL REGARDING THE POTENTIAL APPLICABILITY OF ERISA, SECTION 4975 OF THE CODE AND ANY SIMILAR LAWS TO SUCH INVESTMENT AND WHETHER AN EXEMPTION WOULD BE APPLICABLE TO THE PURCHASE AND HOLDING OF THE NOTES, VIEWING THESE IMPLICATIONS IN LIGHT OF SUCH INVESTOR’S PARTICULAR CIRCUMSTANCES.

UNDERWRITING
Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, BLFC has agreed to sell to the underwriters named below, and they have severally and not jointly agreed to purchase, principal amount of the Notes set forth below:
Underwriters	Principal Amount of 2031 Notes
Goldman Sachs & Co. LLC	$
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
Wells Fargo Securities, LLC
SMBC Nikko Securities America, Inc.
Total	$
The underwriting agreement provides that the underwriters are obligated to purchase all of the Notes if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriters may be increased or, in certain circumstances, the offering of the Notes may be terminated. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The underwriters initially propose to offer the Notes to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the Notes to selected dealers at the public offering price minus a concession of up to    % of the principal amount of the Notes. In addition, the underwriters may allow, and those selected dealers may re-allow, a concession of up to    % of the principal amount of the Notes to certain other dealers. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell Notes through certain of their affiliates. We estimate that our out-of-pocket expenses for the offering of the Notes, excluding the underwriting discount will be approximately $      .
The Notes are each a new issue of securities with no established trading market. One or more of the underwriters intend to make a secondary market for the Notes. However, they are not obligated to do so and may discontinue making a secondary market for the Notes at any time without notice. No assurance can be given as to how liquid the trading market for the Notes will be. BLFC and Bunge Limited have agreed to indemnify the underwriters against certain liabilities, including certain liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
In connection with the offering, the underwriters (or persons acting on their behalf) may over-allot Notes or effect stabilizing transactions, over-allotment transactions, covering transactions and penalty bids in accordance with Regulation M under the Exchange Act or otherwise, including:
•
stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum;

•
over-allotment involves sales by the underwriters of Notes in excess of the principal amount of the Notes the underwriters are obligated to purchase, which creates a short position;

•
covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering;

•
penalty bids permit the underwriters to reclaim a selling concession from a broker-dealer when the Notes originally sold by such broker-dealer are purchased in a stabilizing or covering transaction to cover short positions;

with a view to supporting the market price of the Notes during the stabilization period at a level higher than that which might otherwise prevail. However, stabilization may not necessarily occur. Any stabilization action may begin on or after the date of adequate public disclosure of the final price of the Notes and, if begun, may cease at any time, but it must end no later than 30 calendar days after the date on which Bunge Limited Finance Corp. received the proceeds of the issue, or no later than 60 calendar days after the date of allotment of the Notes, whichever is earlier. Any stabilization action or overallotment must be conducted by the relevant underwriter(s) (or persons acting on their behalf) in accordance with all applicable laws and rules and will be undertaken at the offices of the underwriter(s) (or persons acting on their behalf).
Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. Affiliates of certain of the underwriters are lenders under Bunge’s credit facilities. As described in “Use of Proceeds,” we intend to use the net proceeds from the offering of the Notes for general corporate purposes, which may include the repayment of indebtedness under our revolving credit facilities and our bilateral short-term credit lines. Accordingly, one or more of the underwriters or their affiliates may receive more than 5% of the net proceeds of the offering, not including underwriting compensation, and therefore the offering will be conducted in accordance with FINRA Rule 5121.
In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. If any of the underwriters or their affiliates has a lending relationship with us, certain of these underwriters or their affiliates routinely hedge, and certain other of these underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. A typical hedging strategy would include these underwriters or their affiliates hedging such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
We expect to deliver the Notes against payment for the Notes on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fifth business day following the date of the pricing of the Notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the second business day before delivery of the Notes will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to the second business day before the delivery of the Notes should consult their own advisors.
European Economic Area
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the Notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the Notes. This prospectus supplement and the accompanying prospectus are not a prospectuses for the purposes of the Prospectus Regulation.

United Kingdom
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“U.K.”). For these purposes, a retail investor means a person who is one (or more) of (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA (the “U.K. Prospectus Regulation”); or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “U.K. PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the U.K. has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the U.K. may be unlawful under the U.K. PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of the Notes. This prospectus supplement and the accompanying prospectus are not a prospectuses for the purposes of the U.K. Prospectus Regulation.
This document is for distribution only to persons who are “qualified investors” (as defined in the U.K. Prospectus Regulation) and (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the Notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the Notes in, from or otherwise involving the United Kingdom.
United Arab Emirates
The Notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.
Canada
The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with the offering of the Notes.
Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Notes. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.
Japan
The Notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended). Accordingly, none of the Notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act of Japan and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has not offered or sold any Notes or caused such Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such Notes or cause such Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such Notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investor) Regulations 2018 of Singapore, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to the conditions set forth in the SFA.
Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)   a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)   a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA, except:
(i)   to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), or to any person arising from an offer referred to in Section 275(1A), or Section 276(4)(i)(B) of the SFA;
(ii)   where no consideration is or will be given for the transfer;
(iii)   where the transfer is by operation of law;
(iv)   as specified in Section 276(7) of the SFA; or
(v)   as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.
Singapore SFA Product Classification — In connection with Section 309B(1)(a) and 309B(1)(c) of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), unless otherwise specified before an offer of Notes, we have determined, and hereby notify all persons (including all relevant persons (as defined in Section 309A(1) of the SFA)), that the Notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Hong Kong
The Notes have not been offered or sold and will not be offered or soldl in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”), by means of any document, any Notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) (the “CWUMPO”) and which do not constitute an offer to the public within the meaning of the CWUMPO. No advertisement, invitation or document relating to the Notes has been or will be issued or has been or will be had in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
The contents of this document have not been reviewed, authorized or approved by any regulatory authority in Hong Kong, including the Securities and Future Commission and the Companies Registry of Hong Kong and neither has it been nor will it be registered with the Registrar of Companies in Hong Kong. You are advised to exercise caution in relation to the offering. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice. This document shall not be issued, circulated or distributed (in whole or in part) by recipient to any other person or used for any purpose in Hong Kong, and the Notes shall not be offered for subscription to members of the public in Hong Kong. Each person acquiring the Notes will be required, and is deemed by the acquisition of the Notes, to confirm that such person is aware of the restriction on offers of the Notes described in this document, that such person is not acquiring, and has not been offered any Notes in circumstances that contravene any such restrictions and that such person has complied with all relevant laws, rules and regulations applicable to it/him/her and the jurisdiction(s) where such person or its/his/her assets are located.
Taiwan
The Notes have not been and will not be registered with or approved by the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Notes in Taiwan.
Korea
The Notes have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the Notes have not been and will not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, except as otherwise permitted by applicable Korean laws and regulations. In addition, within one year following the issuance of the Notes, the Notes may not be transferred to any resident of Korea other than a qualified institutional buyer (as such term is defined in the regulation on issuance, public disclosure, etc. of securities of Korea, a “Korean QIB”) registered with the Korea Financial Investment Association (the “KOFIA”) as a Korean QIB and subject to the requirement of monthly reports with the KOFIA of its holding of Korean QIB bonds as defined in the Regulation on Issuance, Public Disclosure, etc. of Notes of Korea, provided that (a) the Notes are denominated, and the principal and interest payments thereunder are made, in a currency other than Korean won, (b) the amount of the securities acquired by such Korean QIBs in the primary market is limited to less than 20 percent. of the aggregate issue amount of the Notes, (c) the Notes are listed on one of the major overseas securities markets designated by the Financial Supervisory Service of Korea, or certain procedures, such as registration or report with a foreign financial investment regulator, have been completed for offering of the securities in a major overseas securities market, (d) the one-year restriction on offering, delivering or selling of securities to a Korean resident other than a Korean QIB is expressly stated in the securities, the relevant underwriting agreement, subscription agreement, and the offering circular and (e) the Company and the underwriters shall individually or collectively keep the evidence of fulfillment of conditions (a) through (d) above after having taken necessary actions therefor.
Australia
No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) (“Corporations Act”)) has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”), ASX Limited (“ASX”) or any other governmental agency, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the Notes in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.
The Notes may not be offered for sale, nor may application for the sale or purchase or any Notes be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this document nor any other offering material or advertisement relating to the Notes may be distributed or published in Australia unless, in each case:
(a)
the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the Notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Parts 6D.2 or 7.9 of the Corporations Act;

(b)
the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

(c)
the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

(d)
the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined in Section 761G of the Corporations Act; and

(e)
such action does not require any document to be lodged with ASIC or the ASX.

The Notes must not be offered for sale (or transferred, assigned or otherwise alienated) to any person located in, or a resident of, Australia for at least 12 months after their issue under the offering, except in circumstances where the person is a person to whom a disclosure document or product disclosure statement is not required to be given under Parts 6D.2 or 7.9 of the Corporations Act, or where the sale offer is pursuant to a disclosure document or product disclosure statement prepared in accordance with Parts 6D.2 or 7.9 of the Corporations Act.

LEGAL MATTERS
The validity of the Notes and the guarantees thereof will be passed upon for BLFC and Bunge Limited by Reed Smith LLP, New York, New York. Certain other legal matters will be passed upon for BLFC and Bunge Limited by Jones Day. Certain legal matters relating to Bermuda law will be passed upon for Bunge Limited by Conyers Dill & Pearman Limited, Hamilton, Bermuda. David Stubbs of Conyers Dill & Pearman Limited serves as an assistant secretary of Bunge Limited. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.
EXPERTS
The consolidated financial statements and the related financial statement schedule incorporated in this prospectus supplement and the accompanying prospectus by reference from Bunge Limited’s Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of Bunge Limited’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Exchange Act and, accordingly, we file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy and information statements and other information with the SEC. Our filings are also available to the public on the Internet, through a database maintained by the SEC at http://www.sec.gov. We have filed a registration statement on Form S-3 with the SEC regarding the offering of the Notes. The registration statement of which this prospectus supplement and the accompanying prospectus is a part contains additional important information about us. We are permitted to omit from this prospectus supplement and the accompanying prospectus certain information that is included in the registration statement of which this prospectus supplement and the accompanying prospectus forms a part. You should refer to the registration statement and its exhibits to read that information.
In addition, you may access our SEC filings through our website, www.bunge.com. Information contained in or connected to our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We are incorporating by reference into this prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information incorporated by reference is considered part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We are incorporating by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, other than any documents or portions thereof that are considered to be furnished rather than filed under SEC rules, until the termination of the offering of the securities. The documents incorporated herein by reference are:
•
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on February 19, 2021, including portions of the proxy statement for our 2021 annual meeting of shareholders (filed March 23, 2021) to the extent specifically incorporated by reference therein;

•
Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed on May 4, 2021; and

•
Our Current Reports on Form 8-K, filed on March 17, 2021 and March 22, 2021.

We will provide, without charge, to any person who receives a copy of this prospectus supplement and the accompanying prospectus, upon such recipient’s written or oral request, a copy of any document this prospectus supplement incorporates by reference, other than exhibits to such incorporated documents, unless such exhibits are specifically incorporated by reference in such incorporated document. Requests should be directed to:
Bunge Limited
1391 Timberlake Manor Parkway
St. Louis, Missouri 63017
Attention: Investor Relations
(314) 292-2000
Except as provided above, no other information, including, but not limited to, information on our website is incorporated by reference in this prospectus supplement or the accompanying prospectus.

PROSPECTUS
Common Shares and Preference Shares of
BUNGE LIMITED
Debt Securities of
BUNGE LIMITED FINANCE CORP.
and
BUNGE FINANCE EUROPE B.V.
fully, unconditionally and irrevocably guaranteed by Bunge Limited
Bunge Limited may offer from time to time common shares or preference shares.
Bunge Limited Finance Corp. and Bunge Finance Europe B.V. may offer from time to time debt securities, which will be fully, unconditionally and irrevocably guaranteed by Bunge Limited.
This prospectus provides you with a general description of the common shares and preference shares of Bunge Limited. The common shares may be offered directly or may be issued upon the exercise, conversion or exchange of, or as dividends or bonus issues on, as the case may be, the preference shares offered hereby and the debt securities of each of Bunge Limited Finance Corp. and Bunge Finance Europe B.V. The specific terms of the offered securities will be described in a prospectus supplement or other offering material, which may add to or update the information in this prospectus.
For a discussion of certain factors that you should consider before investing in the offered securities, see “Risk Factors” in our periodic reports filed with the Securities and Exchange Commission or in the applicable prospectus supplement or other offering material.
You should read this prospectus and the applicable prospectus supplement or other offering material carefully before you invest. We will not use this prospectus to confirm sales of any securities unless it is attached to a prospectus supplement.
The offered securities may be offered in amounts, at prices and on terms determined by market conditions at the time of the offering. The issuer may sell the offered securities through agents it selects or through underwriters and dealers it selects. If the issuer uses agents, underwriters or dealers to sell the offered securities, it will name them and describe their compensation in a prospectus supplement or other offering material.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 26, 2019.

We have not authorized any other person to provide you with any information or to make any representation that is different from, or in addition to, the information and representations contained in this prospectus and any prospectus supplement or in any of the documents that are incorporated by reference in this prospectus or in any prospectus supplement or other offering material. We do not take any responsibility for, and can provide no assurance as to reliability of, any information that others may give you. You should assume that the information appearing in this prospectus and any prospectus supplement, as well as the information contained in any document incorporated by reference, is accurate as of the date of each such document only, unless the information specifically indicates that another date applies.
The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.
Unless the context otherwise requires, the terms “Bunge,” “Bunge Limited,” “we,” “us” and “our” mean, unless otherwise indicated, Bunge Limited and its consolidated subsidiaries.
Consent under the Exchange Control Act 1972 (and its related regulations) has been obtained from the Bermuda Monetary Authority for the issue and transfer of the common shares and preference shares of Bunge Limited to and between non-residents of Bermuda for exchange control purposes provided our shares remain listed on an appointed stock exchange, which includes the New York Stock Exchange. In granting such consent, the Bermuda Monetary Authority does not accept any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.

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FORWARD LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward looking statements to encourage companies to provide prospective information to investors. This prospectus and the documents incorporated by reference into this prospectus include forward looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. Forward looking statements include all statements that are not historical in nature. We have tried to identify these forward looking statements by using words including “may,” “will,” “should,” “could,” “expect,” “anticipate,” “believe,” “plan,” “intend,” “estimate,” “continue” and similar expressions. These forward looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, to differ materially from those expressed in, or implied by, these forward looking statements. These factors include the risks, uncertainties, trends and other factors discussed under the heading “Risk Factors” and elsewhere in our periodic reports filed with the Securities and Exchange Commission or in the applicable prospectus supplement or other offering material, including:
•
changes in governmental policies and laws affecting our business, including agricultural and trade policies and environmental, tax and biofuels regulation;

•
our capital allocation plans, funding needs and financing sources;

•
changes in foreign exchange policy or rates;

•
the outcome of pending regulatory and legal proceedings;

•
our ability to complete, integrate and benefit from acquisitions, divestitures, joint ventures and strategic alliances;

•
our ability to achieve the efficiencies, savings and other benefits anticipated from our cost reduction, margin improvement, operational excellence and other business optimization initiatives;

•
industry conditions, including fluctuations in supply, demand and prices for agricultural commodities and other raw materials and products that we sell and use in our business, fluctuations in energy and freight costs and competitive developments in our industries;

•
weather conditions and the impact of crop and animal disease on our business;

•
global and regional economic, agricultural, financial and commodities markets, political, social and health conditions;

•
the outcome of our strategic review process;

•
the effectiveness of our risk management strategies;

•
operational risks, including industrial accidents, natural disasters and cybersecurity incidents; and

•
other factors affecting our business generally.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward looking statements contained in this prospectus, any prospectus supplement, any other offering material or in any document incorporated by reference herein or therein. Additional risks that we may currently deem immaterial or that are not presently known to us could also cause the forward looking events discussed in this prospectus, any accompanying prospectus supplement, any other offering material or any document incorporated by reference herein or therein not to occur. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that Bunge Limited, Bunge Limited Finance Corp. and Bunge Finance Europe B.V. have filed with the Securities and Exchange Commission, referred to as the Commission or the SEC in this prospectus, using a “shelf” registration process. Under this shelf registration process, Bunge Limited may, from time to time, sell common shares and/or preference shares described in the prospectus, in one or more offerings and Bunge Limited Finance Corp. or Bunge Finance Europe B.V. may, from time to time, separately or jointly, sell debt securities guaranteed by Bunge Limited as described in the prospectus, in one or more offerings. The common shares and preference shares of Bunge Limited and the debt securities of Bunge Limited Finance Corp. and Bunge Finance Europe B.V. are collectively referred to as “offered securities” and each of Bunge Limited, Bunge Limited Finance Corp. and Bunge Finance Europe B.V. is referred to as a “Registrant,” and collectively as “Registrants,” in this prospectus. This prospectus provides you with a general description of the offered securities the Registrants may offer. Each time a Registrant sells offered securities, it may provide a prospectus supplement, or more than one prospectus supplement, that will contain specific information about the terms of the offered securities. Each prospectus supplement may also add to, update or change the information contained or incorporated by reference in this prospectus. To the extent that any statement a Registrant makes in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any applicable prospectus supplement or other offering material together with the information described under the heading “Where You Can Find More Information.”
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational reporting requirements of the Exchange Act of 1934, as amended (the “Exchange Act”) and accordingly we file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy and information statements and other information with the SEC.
Neither Bunge Limited Finance Corp. nor Bunge Finance Europe B.V. is required under the Exchange Act to file annual, quarterly and current reports, proxy statements and other information with the SEC. Accordingly, Bunge Limited Finance Corp. and Bunge Finance Europe B.V. do not, and will not, file separate financial statements with the SEC. The financial condition, results of operations and cash flows of Bunge Limited Finance Corp. and Bunge Finance Europe B.V. are consolidated into our financial statements.
You may read any document we file with the SEC, including the documents incorporated by reference into this prospectus, at the SEC’s website at www.sec.gov. In addition, you may access our SEC filings through the SEC’s website at www.sec.gov, and at our website, www.bunge.com. Information contained in or connected to our website is not part of this prospectus.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We are incorporating by reference into this prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information incorporated by reference is considered part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We are incorporating by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, other than any documents or portions thereof that are considered to be furnished rather than filed under SEC rules, until the termination of the offering of the securities. The documents incorporated herein by reference are:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed on February 22, 2019;

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our Definitive Proxy Statement on Schedule 14A, filed on April 10, 2019 (solely those portions that were incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2018); and

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our Current Reports on Form 8-K filed on January 22, 2019 (except for the information furnished pursuant to Item 2.02), January 28, 2019, March 4, 2019 and April 26, 2019.

We will provide, without charge, to any person who receives a copy of this prospectus, upon such recipient’s written or oral request, a copy of any document this prospectus incorporates by reference, other than exhibits to such incorporated documents, unless such exhibits are specifically incorporated by reference in such incorporated document. Requests should be directed to:
Bunge Limited
50 Main Street
White Plains, New York 10606
Attention: Investor Relations
(914) 684-2800
Except as provided above, no other information, including, but not limited to, information on our website, is incorporated by reference in this prospectus.

BUNGE LIMITED
Overview
We are a leading global agribusiness and food company with integrated operations that stretch from the farm to consumer foods. We believe we are a leading:
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global oilseed processor and producer of vegetable oils and protein meals, based on processing capacity;

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global grain processor, based on volume;

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seller of packaged vegetable oils worldwide, based on sales;

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producer and seller of wheat flours and bakery mixes and dry milled corn products in North and South America, based on volume; and

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producer of sugar and ethanol in Brazil, based on volume.

We conduct our operations in five segments: Agribusiness, Edible Oil Products, Milling Products, Sugar and Bioenergy, and Fertilizer. We refer to the Edible Oil Products and Milling Products segments collectively as our Food and Ingredients businesses. Key elements of our corporate strategy include enhancing our global expertise and footprint in grains and oilseeds in a capital-efficient way through targeted investments and strategic partnerships, partnering with customers to develop products, services and solutions that meet today’s and future needs in food and feed applications, and maximizing returns and profitability through a strong focus on cost efficiency and continuous improvement. Our strategy is aligned with long-term global macroeconomic and consumer growth trends, including a commitment to sustainability.
Our Agribusiness segment is an integrated, global business principally involved in the purchase, storage, transportation, processing and sale of agricultural commodities and commodity products. Our Agribusiness operations and assets are located in North and South America, Europe and Asia-Pacific, and we have merchandising and distribution offices throughout the world.
Our Food and Ingredients businesses consist of two reportable business segments: Edible Oil Products and Milling Products. The Edible Oil Products segment includes businesses that sell vegetable oils and fats, including cooking oils, shortenings, margarines, mayonnaise and specialty ingredients. The Milling Products segment includes businesses that sell wheat flours, bakery mixes, corn-based products and rice. The operations and assets of our Edible Oil Products segment are primarily located in North and South America, Europe and Asia-Pacific and the operations and assets of our Milling Products segment are located in North and South America.
Our Sugar and Bioenergy segment produces and sells sugar and ethanol derived from sugarcane, as well as energy derived from the sugar and ethanol production process, through our operations in Brazil.
Our Fertilizer segment is involved in producing, blending and distributing fertilizer products for the agricultural industry in South America, with operations and retail distribution activities in Argentina, Uruguay and Paraguay, and port facilities in Argentina and Brazil.
Bunge Limited is a holding company and substantially all of its operations are conducted through subsidiaries. Bunge Limited is an exempted company incorporated under the laws of Bermuda. Bunge Limited’s principal executive office and corporate headquarters is at 50 Main Street, White Plains, New York 10606, and its telephone number is (914) 684-2800. Bunge Limited’s registered office is located at 2 Church Street, Hamilton, HM 11, Bermuda.

BUNGE LIMITED FINANCE CORP.
Bunge Limited Finance Corp. is an indirect, 100% owned subsidiary of Bunge Limited and was formed for the sole purpose of issuing debt of Bunge, other than commercial paper, primarily in the U.S. markets, and investing the proceeds of the issuances in a master trust structure that Bunge created to centralize its financing operations.
The master trust, in turn, acquires loans made to Bunge Limited and certain of its subsidiaries with the proceeds from debt incurred by Bunge through Bunge Limited Finance Corp. and other finance subsidiaries. Bunge Limited Finance Corp.’s only assets are a trust certificate entitling it to a fractional undivided interest in a pool of intercompany loans held by the Bunge master trust structure and related hedging agreements. Among other things, the master trust structure is intended to allow creditors of Bunge Limited Finance Corp., including holders of the debt securities issued by Bunge Limited Finance Corp., to have the benefit of claims in respect of Bunge’s subsidiaries which are equal in right of payment to indebtedness owed or payable to other creditors of these subsidiaries. See “Description of Master Trust Structure” for a discussion of the Bunge master trust structure and the assets it holds. Bunge Limited Finance Corp. is incorporated under the laws of the State of Delaware.
Bunge Limited Finance Corp. has its principal executive offices and corporate headquarters at 50 Main Street, White Plains, New York 10606, and its telephone number is (914) 684-2800.
BUNGE FINANCE EUROPE B.V.
Bunge Finance Europe B.V. is an indirect, 100% owned subsidiary of Bunge Limited and was formed for the sole purpose of issuing debt of Bunge, other than commercial paper, primarily in European markets, and investing the proceeds of the issuances in a master trust structure that Bunge created to centralize its financing operations. The master trust, in turn, acquires loans made to Bunge Limited and certain of its subsidiaries with the proceeds from debt incurred by Bunge through Bunge Finance Europe B.V. and other finance subsidiaries. Bunge Finance Europe B.V.’s only assets are a trust certificate entitling it to a fractional undivided interest in a pool of intercompany loans held by the Bunge master trust structure and related hedging agreements. Among other things, the master trust structure is intended to allow creditors of Bunge Finance Europe B.V., including holders of the debt securities issued by Bunge Finance Europe B.V., to have the benefit of claims in respect of Bunge’s subsidiaries which are equal in right of payment to indebtedness owed or payable to other creditors of these subsidiaries. See “Description of Master Trust Structure” for a discussion of the Bunge master trust structure and the assets it holds. Bunge Finance Europe B.V. is incorporated under the laws of the Netherlands.
Bunge Finance Europe B.V. has its principal executive offices and corporate headquarters at 1391 Timberlake Manor Parkway Chesterfield, Missouri 63017, and its telephone number is (314) 292-2908.
USE OF PROCEEDS
Except as may be described otherwise in a prospectus supplement or other offering material, the Registrants will use the net proceeds from the sale of common shares, preference shares or debt securities under this prospectus for working capital and other general corporate purposes, which may include, among other things, funding acquisitions and/or reducing indebtedness.

DESCRIPTION OF SHARE CAPITAL
The following description of our share capital briefly summarizes certain provisions of our memorandum of association, our bye-laws and applicable provisions of Bermuda law that would be important to holders of our common shares and preference shares. The following description may not be complete, may be supplemented in prospectus supplements and/or other offering material and is subject to, and qualified in its entirety by reference to, the terms and provisions of our memorandum of association and bye-laws that are exhibits to the registration statement that contains this prospectus. Prospective investors are urged to read the exhibits for a complete understanding of our memorandum of association and bye-laws.
Share Capital
Our authorized share capital consists of 400,000,000 common shares, par value $0.01 per share and 21,000,000 preference shares, par value $0.01 per share. As of March 31, 2019, 141,469,061 common shares and 6,899,683 4.875% cumulative convertible perpetual preference shares were issued and outstanding. All of our issued and outstanding shares are fully paid. Our common shares are traded on the New York Stock Exchange under the symbol “BG.”
Pursuant to our bye-laws, and subject to the requirements of any stock exchange on which our shares are listed, our board of directors is authorized to issue any of our authorized but unissued shares. Pursuant to NYSE requirements, subject to certain exceptions, including public offers for cash, any issuance of common shares or securities convertible into common shares in excess of 20% of the voting power or number of the common shares outstanding before such issuance requires shareholder approval. There are no limitations on the right of non-Bermudians or non-residents of Bermuda to hold or vote our shares.
Common Shares
Holders of common shares have no pre-emptive, redemption, conversion or sinking fund rights. Holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares. Unless a different majority is required by law or by our bye-laws, resolutions to be approved by holders of common shares require approval by a simple majority of votes cast at a meeting at which a quorum is present.
In the event of our liquidation, dissolution or winding-up, the holders of common shares are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities, subject to any liquidation preference on any issued and outstanding preference shares.
Preference Shares
Pursuant to Bermuda law and our bye-laws, our board of directors by resolution may establish one or more series of preference shares having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the board without any further shareholder approval. Such rights, preferences, powers and limitations as may be established could also have the effect of discouraging an attempt to obtain control of us.
Our board of directors designated 6,900,000 preference shares as 4.875% cumulative convertible perpetual preference shares, par value $0.01 per share, 317 of which have subsequently been converted as of March 31, 2019. The terms of our issued and outstanding 4.875% cumulative convertible perpetual preference shares are described in the certificate of designation filed as an exhibit to the registration statement that contains this prospectus. See “Where You Can Find More Information.”
A Prospectus Supplement Will Describe the Specific Terms of an Offering of a Series of Preference Shares.   If we decide to issue preference shares, our board of directors will determine the financial and other specific terms of the series under a certificate of designation. Any offering of preference shares made under this prospectus will be described in a prospectus supplement accompanying this prospectus and in other offering material. Those terms may vary from the general terms described below. If there are differences between the prospectus supplement for a series and this prospectus, the prospectus supplement will control.

Without limitation, the preference shares may be convertible into, or exchangeable for, common shares or shares of any other class or series of shares, if our board of directors so determines.
The prospectus supplement and other offering material relating to a particular series of preference shares will contain a description of the specific terms of that series as fixed by our board of directors, including, as applicable:
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the offering price at which we will issue the preference shares;

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the designation and number of preference shares and par value of the preference shares;

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if our board of directors decides to pay dividends on the preference shares, the dividend rate, form of payment or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether (and if so, on what terms and conditions) dividends will be cumulative, and, if cumulative, the dates from which dividends will begin to accumulate and whether unpaid dividends will compound or accrue interest;

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any conversion or exchange rights and, if so, the terms and conditions on which the preference shares may be converted or exchanged;

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whether the preference shares will be subject to redemption (either at our option or at the option of their holders) and the redemption price and other terms and conditions relative to the redemption rights;

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any liquidation rights or amounts payable in preference of shares of any other class or series in the event of our voluntary or involuntary liquidation, dissolution or winding-up, and whether the preference shares will be entitled to participate generally in distributions on the common shares under those circumstances;

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any sinking fund provisions with respect to the redemption or purchase of the preference shares;

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any voting rights in addition to the voting rights provided by Bermuda law and, if so, the terms and extent of those voting rights;

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a discussion of U.S. federal income tax considerations applicable to a specific series of preference shares; and

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any other relative rights, powers, preferences, privileges, limitations and restrictions that are not inconsistent with our bye-laws, including whether the preference shares are subject to mandatory or optional remarketing or other mandatory or optional resale provisions, and, if applicable, the date or period during which a resale may occur, any conditions to the resale and any right of a holder to substitute securities for the preference shares subject to resale.

Dividends.   Holders of a series of preference shares will be entitled to receive dividends only when, as and if declared by our board of directors from funds available for payment of dividends under Bermuda law. The rates and dates of payment of dividends, if any, will be set forth in the applicable certificate of designation relating to each series of preference shares. Dividends will be payable to holders of record of preference shares as they appear in our register of members on the record dates fixed by the board of directors. Dividends on any series of preference shares may be cumulative or noncumulative. Under Bermuda law, we may not declare or pay a dividend if there are reasonable grounds for believing that we are, or would after the payment be, unable to pay our liabilities as they become due, or the realizable value of our assets would thereby be less than our liabilities. See “— General Provisions Applicable to Our Share Capital — Dividend Rights” for more information.
Voting Rights; Transfer Restrictions.   The holders of a series of preference shares will have voting rights as set out in the applicable certificate of designation, and any such voting rights will be subject to limitations on voting rights as set out in the applicable certificate of designation. In addition, any transfer restrictions applicable to a series of preference shares will also be described in the applicable offering document.
Liquidation Preferences.   In the event of our voluntary or involuntary liquidation, dissolution or winding-up, holders of each series of our preference shares will have the rights as set out in the applicable certificate of designation to receive distributions upon liquidation in the amount specified, plus an amount equal to any accrued and unpaid dividends. These distributions will be made before any distribution is made on our common shares or on any securities ranking junior to the preference shares upon liquidation, dissolution or winding-up.
Redemption.   If so specified in the applicable certificate of designation, a series of preference shares may be redeemable at any time, in whole or in part, at our option or the holder’s option and may be mandatorily redeemed. Any restriction on the repurchase or redemption by us of our preference shares while we are in arrears in the payment of dividends will be described in the applicable offering document.
Following redemption, dividends, if applicable, will cease to accrue after the redemption date on preference shares redeemed and all rights of holders of these shares will terminate except for the right to receive the redemption price.
Conversion or Exchange Rights.   The certificate of designation relating to any series of preference shares that is convertible, exercisable or exchangeable will state the terms on which shares of that Series are convertible into or exercisable or exchangeable for common shares, another series of our preference shares or any other securities registered pursuant to the registration statement of which this prospectus forms a part, or for securities of any third party.
See also “— General Provisions Applicable to Our Share Capital” for additional information.
General Provisions Applicable to Our Share Capital
Dividend Rights.   Under Bermuda law, a company’s board of directors may not declare or pay dividends if there are reasonable grounds for believing that the company is, or would after the payment be, unable to pay its liabilities as they become due or that the realizable value of its assets would thereby be less than its liabilities. Under our bye-laws, each common share is entitled to dividends if, as and when dividends are declared by our board of directors, subject to any preference dividend right of the holders of any preference shares. There are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in or out of Bermuda or to pay dividends to U.S. residents who are holders of our common shares or preference shares.
Variation of Rights.   If at any time we have more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (1) with the consent in writing of the holders of 75% of the issued shares of that class; or (2) with the sanction of a resolution passed by a majority of the votes cast at a general meeting of the relevant class of shareholders at which a quorum shall be two or more persons holding or representing by proxy one-third of the issued shares of the class. Our bye-laws specify that the creation or issue of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of existing shares, vary the rights attached to existing shares. In addition, the creation or issue of preference shares ranking senior to common shares will not be deemed to vary the rights attached to common shares.
Transfer of Shares.   Our board of directors may, in its absolute discretion and without assigning any reason, refuse to register the transfer of a share that is not fully paid. Our board of directors may also refuse to recognize an instrument of transfer of a share unless it is accompanied by the relevant share certificate and such other evidence of the transferor’s right to make the transfer as our board of directors shall reasonably require. Subject to these restrictions, a holder of common shares or preference shares may transfer the title to all or any of his common shares or his preference shares by completing a form of transfer in the form set out in our bye-laws (or as near thereto as circumstances admit) or in such other form as the board may accept. The instrument of transfer must be signed by the transferor and transferee, although, in the case of a fully paid share, our board of directors may accept the instrument signed only by the transferor. The board may also accept mechanically executed transfers. Share transfers may also be effected through our transfer agent and may be made electronically.
Meetings of Shareholders.   Under Bermuda law, a company is required to convene at least one general meeting of shareholders each calendar year, unless the company in general meeting has elected to dispense with the holding of annual general meetings. Bermuda law provides that a special general meeting of shareholders may be called by the board of directors of a company and must be called upon the request of shareholders holding not less than 10% of the paid-up capital of the company carrying the right to vote at general meetings of the company. Our bye-laws provide that either the chairman or our board of directors may convene an annual general meeting or a special general meeting. Bermuda law also requires that shareholders be given at least five days’ advance notice of a general meeting; however, our bye-laws provide that the accidental omission to give notice to any person does not invalidate the proceedings at a meeting. Under our bye-laws, at least twenty-one days’ notice of an annual general meeting or a special general meeting must be given to each shareholder entitled to vote at such meeting. This notice requirement is subject to the ability to hold such meetings on shorter notice if such notice is agreed: (i) in the case of an annual general meeting, by all of the shareholders entitled to attend and vote at such meeting; or (ii) in the case of a special general meeting, by a majority in number of the shareholders entitled to attend and vote at the meeting holding not less than 95% in nominal value of the shares entitled to attend and vote at such meeting. The quorum required for a general meeting of shareholders is two or more persons present in person at the start of the meeting and representing in person or by proxy in excess of 50% of the paid-up share capital carrying the right to vote.
Any shareholder who wishes to propose business that may properly be moved by a shareholder at a general meeting (other than nomination of persons for election as directors) must give notice to us in writing in accordance with our bye-laws. The notice must be given not later than 120 days before the first anniversary of the date on which our proxy statement was distributed to shareholders in connection with our prior year’s annual general meeting. If we did not hold an annual general meeting in the prior year or if the date of the annual general meeting has been changed by more than 30 days from the date contemplated in the prior year’s proxy statement, the notice must be given before the later of 150 days prior to the contemplated date of the annual general meeting and the date which is ten days after the date of the first public announcement or other notification of the actual date of the annual general meeting. In the case of business to be proposed at a special general meeting, such notice must be given before the later of 120 days before the date of the special general meeting and the date which is ten days after the date of the first public announcement or other notification of the date of the special general meeting. The notice must include the matters set out in our bye-laws. In addition, shareholders representing at least 5% of our total voting rights or at least 100 shareholders may require us, at their expense, to give notice of a resolution they propose to properly move at our next annual general meeting by complying with the relevant requirements set forth in the Companies Act 1981 of Bermuda (the “Companies Act”).
Access to Books and Records and Dissemination of Information.   Members of the general public have the right to inspect the public documents of a company available at the office of the Registrar of Companies in Bermuda. These documents include the company’s memorandum of association, including its objects and powers, and certain alterations to its memorandum of association. The shareholders have the additional right to inspect the bye-laws of the company, minutes of general meetings and the company’s audited financial statements, which must be laid before each annual general meeting. The register of shareholders of a company is also open to inspection by shareholders and by members of the general public without charge. The register of shareholders is required to be open for inspection for not less than two hours in any business day (subject to the ability of a company to close the register of shareholders for not more than thirty days in a year). A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Companies Act, establish a branch register outside Bermuda. A company is required to keep at its registered office a register of directors and officers that is open for inspection by members of the public without charge for not less than two hours in any business day. Members of the general public also have the right to inspect a list of the directors of a company at the office of the Registrar of Companies in Bermuda. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.
Election and Removal of Directors.   Our bye-laws provide that our board may consist of between seven and 15 directors, the actual number to be determined by the board from time to time. Our board of directors currently consists of eleven directors. Pursuant to our bye-laws, no more than two of our directors may be employed by us or by any other entity in our group. There is no requirement in our bye-laws or Bermuda law that our directors must retire at a certain age. However, our Corporate Governance Guidelines provide that no director having attained the age of 72 shall be nominated for re-election or re-appointment to our board.

Only persons who are nominated in accordance with our bye-laws are eligible for election as directors. Any shareholder who wishes to nominate a person for election as a director must give notice to us in writing in accordance with our bye-laws. The notice must be given not later than 120 days before the first anniversary of the date on which our proxy statement was distributed to shareholders in connection with our prior year’s annual general meeting. If we did not hold an annual general meeting in the prior year or if the date of the annual general meeting has been changed by more than 30 days from the date contemplated in the prior year’s proxy statement, the notice must be given before the later of 150 days prior to the contemplated date of the annual general meeting and the date which is ten days after the date of the first public announcement or other notification of the actual date of the annual general meeting. In the case of any notice of a nomination of a person by a shareholder for election as a director at a special general meeting, such notice must be given before the later of 120 days before the date of the special general meeting and the date which is ten days after the date of the first public announcement or other notification of the date of the special general meeting. The notice must include the information set out in our bye-laws and, in addition, we may require any nominee to furnish such other information as we may reasonably require, to determine the eligibility of such nominee to serve as a director.
A director may be removed for cause by a majority of shareholder votes cast at a meeting at which a quorum is present, provided notice is given to the director of the shareholders’ meeting convened to remove the director. A director may be removed without cause upon the affirmative vote of at least 66% of all votes attaching to all shares then in issue entitling the holder to attend and vote on the resolution, provided notice is given to the director of the shareholders’ meeting convened to remove the director. The notice must contain a statement of the intention to remove the director and, if the removal is for cause, a summary of the facts justifying the removal and must be served on the director not less than fourteen days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal.
Our board of directors can fill any vacancy occurring as a result of the removal, resignation, insolvency, death or incapacity of a director. Our board of directors also can appoint persons to fill any newly created directorships, provided that such appointment requires the affirmative vote of not less than 66% of the directors then in office.
Proceedings of Board of Directors.   Our bye-laws provide that our business is to be managed and conducted by our board of directors. There is no requirement in our bye-laws or Bermuda law that directors hold any of our shares.
The remuneration of our directors is determined by our board of directors. Our directors may also be paid all travel, hotel and other expenses properly incurred by them in connection with our business or their duties as directors.
Provided a director discloses a direct or indirect interest in any contract or arrangement with us as required by Bermuda law, such director is entitled to vote in respect of any such contract or arrangement in which he or she is interested, unless he or she is disqualified from voting by the chairman of the relevant board meeting. Under Bermuda law, a director (including the spouse or children of the director or any company of which such director, spouse or children own or control more than 20% of the capital or loan debt) cannot borrow from us (except loans made to directors who are bona fide employees or former employees pursuant to an employees’ share scheme), unless shareholders holding 90% of the total voting rights have consented to the loan.
Waiver of Claims by Shareholders; Indemnification of Directors and Officers.   Our bye-laws contain a provision by virtue of which our shareholders waive any claim or right of action that they have, both individually and on our behalf, against any director or officer in relation to any action or failure to take action by such director or officer, except in respect of any fraud or dishonesty of such director or officer. We have been advised by the SEC that, in the opinion of the SEC, the operation of this provision as a waiver of the right to sue for violations of federal securities laws would likely be unenforceable in U.S. courts. Our bye-laws also indemnify our directors and officers and any person appointed to a committee by our board of directors in respect of their actions and omissions in relation to any of the affairs of Bunge Limited, except in respect of their fraud or dishonesty.

Merger, Amalgamations and Business Combinations.   The merger or amalgamation of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the merger or amalgamation agreement to be approved by the company’s board of directors and by its shareholders. Such shareholder approval, unless the bye-laws otherwise provide, requires 75% of the shareholders voting at such meeting in respect of which the quorum shall be two persons at least holding or representing by proxy more than one-third of the issued shares of the company.
Our bye-laws provide that a merger or amalgamation (other than with certain affiliated companies) that has been approved by our board must only be approved by a majority of the votes cast at a general meeting of our shareholders at which the quorum shall be two or more persons representing in person or by proxy more than one-half of the paid-up share capital carrying the right to vote. Any merger, amalgamation or other business combination (as defined in our bye-laws) not approved by our board must be approved by the holders of not less than 66% of all votes attaching to all shares then in issue entitling the holder to attend and vote on the resolution.
Amendment of Memorandum of Association and Bye-Laws.   Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. Our bye-laws provide that no bye-law shall be rescinded, altered or amended, and no new bye-law shall be made, unless it shall have been approved by a resolution of our board of directors and by a resolution of the shareholders. In the case of the bye-laws relating to number and tenure of directors, approval of business combinations and amendment of bye-law provisions, the required resolutions must include the affirmative vote of at least 66% of our directors then in office and of at least 66% percent of all votes attaching to all shares then in issue entitling the holder to attend and vote on the resolution, and, in the case of the bye-law relating to the removal of directors, the requisite affirmative votes are a simple majority of the directors then in office and at least 66% of all votes attaching to all shares then in issue entitling the holder to attend and vote on the resolution, and, in the case of the bye-laws relating to the issuance of shares or other securities or instruments, the requisite affirmative votes are a simple majority of the directors then in office and at least 66% of the shares voting.
Under Bermuda law, the holders of an aggregate of not less than 20% in par value of the company’s issued share capital or any class thereof have the right to apply to the Supreme Court of Bermuda for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within twenty-one days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. No application may be made by shareholders that voted in favor of the amendment.
Appraisal Rights and Shareholder Suits.   Under Bermuda law, in the event of an amalgamation or merger of a Bermuda company with another company or corporation, a shareholder of the Bermuda company who did not vote in favor of the amalgamation or merger and who is not satisfied that fair value has been offered for such shareholder’s shares may apply to a Bermuda court within one month of notice of the shareholders meeting to appraise the fair value of those shares.
Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or is illegal or would result in the violation of the company’s memorandum of association or bye-laws. Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.

When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.
Capitalization of Profits and Reserves.   Pursuant to our bye-laws, our board of directors may (i) capitalize any part of the amount of our share premium or other reserve accounts or any amount credited to our profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata (except in connection with the conversion of shares) to the shareholders; or (ii) capitalize any sum credited to a reserve account or sums otherwise available for dividend or distribution by paying up in full partly paid shares of those shareholders who would have been entitled to such sums if they were distributed by way of dividend or distribution.
Registrar or Transfer Agent.   A register of holders of the common shares, the 4.875% cumulative convertible perpetual preference shares, and of any other preference shares we may issue will be maintained by Conyers Corporate Services (Bermuda) Limited in Bermuda, and a branch register is maintained in the United States by Computershare Inc., which does and will serve as branch registrar and transfer agent for the common shares, the 4.875% cumulative convertible perpetual preference shares and any other preference shares we may issue.
Untraced Shareholders.   Our bye-laws provide that our board of directors may forfeit any dividend or other monies payable in respect of any shares which remain unclaimed for twelve years from the date when such monies became due for payment. In addition, we are entitled to cease sending checks or dividend warrants by post or otherwise to a shareholder if such instruments have been returned undelivered to, or left uncashed by, such shareholder on at least two consecutive occasions or, following one such occasion, reasonable enquiries have failed to establish the shareholder’s new address. This entitlement ceases if the shareholder claims a dividend or cashes a dividend check or a warrant.
Certain Provisions of Bermuda Law.   We have been designated by the Bermuda Monetary Authority as a non-resident for Bermuda exchange control purposes. This designation allows us to engage in transactions in currencies other than the Bermuda dollar, and there are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends to U.S. residents who are holders of our common shares or preference shares.
The Bermuda Monetary Authority has given its consent for the issue and free transferability of our common shares and preference shares to and between non-residents of Bermuda for exchange control purposes, provided our shares remain listed on an appointed stock exchange, which includes the New York Stock Exchange. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in giving such consent or permissions, the Bermuda Monetary Authority shall not be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed in this prospectus.
In accordance with Bermuda law, share certificates are only issued in the names of companies, partnerships or individuals. In the case of a shareholder acting in a special capacity (for example as a trustee), certificates may, at the request of the shareholder, record the capacity in which the shareholder is acting. Notwithstanding such recording of any special capacity, we are not bound to investigate or see to the execution of any such trust. We will take no notice of any trust applicable to any of our shares, whether or not we have been notified of such trust.

DESCRIPTION OF MASTER TRUST STRUCTURE
Bunge Limited formed a master trust in order to permit it and its subsidiaries to borrow funds on both a short-term and long-term basis more efficiently. The master trust was created under New York law pursuant to a pooling agreement among Bunge Funding, Inc., Bunge Management Services, Inc., as servicer, and The Bank of New York Mellon, as trustee. The primary assets of the master trust consist of intercompany loans made to Bunge Limited and its subsidiaries with the proceeds of funds raised by the master trust through the issuance of variable funding certificates.
A conceptual illustration of the master trust structure is set forth below:
The intercompany loans held by the master trust are made by two of Bunge Limited’s subsidiaries. Bunge Finance Limited, Bunge Limited’s 100%-owned subsidiary incorporated under the laws of Bermuda, makes loans to Bunge Limited and its non-U.S. subsidiaries. Bunge Finance North America, Inc., a Delaware corporation and a 100%-owned subsidiary of Bunge N.A. Holdings, Inc. (which is, in turn, wholly owned by us), makes loans to Bunge Limited’s U.S. subsidiaries. Each intercompany loan bears interest at a floating rate specified from time to time by the Bunge subsidiary making the loan which generally is established based on the estimated blended cost of funds of the master trust (plus a small profit margin). Bunge Finance Limited and Bunge Finance North America, Inc. are parties to a sale agreement with Bunge Funding, Inc. under which each intercompany loan, together with all property and proceeds related thereto, is sold to Bunge Funding, Inc. Bunge Funding, Inc., in turn, immediately sells the intercompany loans to the master trust pursuant to a pooling agreement. Bunge Management Services, Inc. services the intercompany loans held by the master trust in accordance with the terms of a servicing agreement among Bunge Management Services, Inc., Bunge Funding, Inc. and The Bank of New York Mellon, as trustee.
We raise the funds to fund the intercompany loans by having the master trust issue trust certificates either to a special purpose subsidiary that is incurring indebtedness or directly to third-party investors. As of the date of this prospectus, the master trust has issued three outstanding series of trust certificates under series supplements to the pooling agreement, including a series 2002-1 variable funding certificate held by Bunge Limited Finance Corp. and a series 2003-1 variable funding certificate held by Bunge Finance Europe B.V.
The trustee under the master trust is required to allocate collections on the intercompany loans to the trust certificates, including the series 2002-1 variable funding certificate and the series 2003-1 variable funding certificate, on an equal basis based upon the principal and accrued interest outstanding with respect to all trust certificates. The master trust may from time to time issue additional series of trust certificates which rank equal in right of payment with the outstanding trust certificates.
Bunge Limited Finance Corp.
The maximum face amount of the series 2002-1 variable funding certificate held by Bunge Limited Finance Corp. is $9,000,000,000, as such amount may be increased from time to time pursuant to the terms thereof. The outstanding amount of the series 2002-1 variable funding certificate varies based on the outstanding amount of indebtedness of Bunge Limited Finance Corp. Under the master trust structure documentation, all of the proceeds borrowed under Bunge Limited Finance Corp.’s current facilities were used to fund intercompany loans which are acquired by the master trust (except to the extent such proceeds were used to repay outstanding indebtedness of Bunge Limited Finance Corp. or used to pay expenses incurred in connection with any such indebtedness). In the case of the notes, Bunge Limited Finance Corp. will be required to use all of the net proceeds from the sale of the notes to either increase its investment in the series 2002-1 variable funding certificate, repay its outstanding indebtedness or pay expenses incurred in connection with any such indebtedness, and the master trust will use such proceeds advanced under the series 2002-1 variable funding certificate to acquire intercompany loans. The principal and interest outstanding on the series 2002-1 variable funding certificate together with cash held by Bunge Limited Finance Corp. must at all times equal or exceed the aggregate principal and interest outstanding on all of Bunge Limited Finance Corp.’s debt, including, without limitation, the notes. Accordingly, the holders of the notes will benefit to the extent that payments of principal and interest are made by the borrowers on the intercompany loans held by the master trust. The master trust is intended to allow creditors of Bunge Limited Finance Corp. and other holders of master trust certificates to have the benefit of claims on Bunge Limited’s subsidiaries obligated under intercompany loans. However, intercompany loans made under the master trust structure directly to Bunge Limited do not create any claims against its subsidiaries for the benefit of the holders of the notes. Although the series 2002-1 variable funding certificate is not pledged to the holders of the notes, the series 2002-1 variable funding certificate and related hedging agreements are the only assets held by Bunge Limited Finance Corp. and may not be pledged by Bunge Limited Finance Corp. to any of its creditors or any other person. Under the design of the master trust structure, the notes have the benefit of the series 2002-1 variable funding certificate and the holders of the notes thus have the benefit of access on an equal basis with other creditors holding indebtedness owed or payable by Bunge Limited Finance Corp. to the payments made on the series 2002-1 variable funding certificate.
Bunge Limited Finance Corp. has been organized and structured to be a bankruptcy remote entity. As part of the bankruptcy remote structure of Bunge Limited Finance Corp., the certificate of incorporation of Bunge Limited Finance Corp. requires the vote of at least two directors who are individuals that are “independent” (within the meaning of the certificate of incorporation of Bunge Limited Finance Corp.) of Bunge Limited and its affiliates (except that such independent directors of Bunge Limited Finance Corp. may also be the independent directors of Bunge Asset Funding Corp., Bunge Funding, Inc., Bunge Finance Europe B.V. and any other financing subsidiary established to advance funds to the master trust) in order to, among other things, (1) file a voluntary petition for bankruptcy under the U.S. bankruptcy code or (2) change the voting requirement with respect to the filing of such a voluntary petition for bankruptcy. Each of Bunge Limited Finance Corp.’s creditors has made “non-petition” agreements agreeing not to institute, or join any other person in instituting, against Bunge Limited Finance Corp., any bankruptcy or similar insolvency proceeding under the laws of any jurisdiction for a period of one year and one day after all outstanding debt of Bunge Limited Finance Corp. has been paid in full.
If Bunge Limited Finance Corp. were to become subject, for any reason, to any voluntary or involuntary bankruptcy proceeding, the proceeds of payments to the master trust on the intercompany loans would be subject to such bankruptcy proceedings. In such event, the holders of the notes would experience delays in recovering principal and interest on their notes from the proceeds of such intercompany loans. The holders of the notes would, however, be able to make a claim on Bunge Limited’s guarantee in such circumstances unless the guarantee is unavailable for any reason (whether due to our bankruptcy or otherwise).
Bunge Finance Europe B.V.
The maximum face amount of the series 2003-1 variable funding certificate held by Bunge Finance Europe B.V. is $3,500,000,000, as such amount may be increased from time to time pursuant to the terms thereof. The outstanding amount of the series 2003-1 variable funding certificate varies based on the outstanding amount of indebtedness of Bunge Finance Europe B.V. Under the master trust structure documentation, all of the proceeds borrowed under Bunge Finance Europe B.V.’s current facilities were used to fund intercompany loans which are acquired by the master trust (except to the extent such proceeds were used to repay outstanding indebtedness of Bunge Finance Europe B.V. or used to pay expenses incurred in connection with any such indebtedness). In the case of the notes, Bunge Finance Europe B.V. will be required to use all of the net proceeds from the sale of the notes to either increase its investment in the series 2003-1 variable funding certificate, repay its outstanding indebtedness or pay expenses incurred in connection with any such indebtedness, and the master trust will use such proceeds advanced under the series 2003-1 variable funding certificate to acquire intercompany loans. The principal and interest outstanding on the series 2003-1 variable funding certificate, together with cash held by Bunge Finance Europe B.V., must at all times equal or exceed the aggregate principal and interest outstanding on all of Bunge Finance Europe B.V.’s debt, including, without limitation, the notes. Accordingly, the holders of the notes will benefit to the extent that payments of principal and interest are made by the borrowers on the intercompany loans held by the master trust. The master trust is intended to allow creditors of Bunge Finance Europe B.V. and other holders of master trust certificates to have the benefit of claims on Bunge Limited’s subsidiaries obligated under intercompany loans. However, intercompany loans made under the master trust structure directly to Bunge Limited do not create any claims against its subsidiaries for the benefit of the holders of the notes. Although the series 2003-1 variable funding certificate is not pledged to the holders of the notes, the series 2003-1 variable funding certificate and related hedging agreements are the only assets held by Bunge Finance Europe B.V. and may not be pledged by Bunge Finance Europe B.V. to any of its creditors or any other person. Under the design of the master trust structure, the notes have the benefit of the series 2003-1 variable funding certificate and the holders of the notes thus have the benefit of access on an equal basis with other creditors holding indebtedness owed or payable by Bunge Finance Europe B.V. to the payments made on the series 2003-1 variable funding certificate.
Bunge Finance Europe B.V. has been organized and structured to be a bankruptcy remote entity. As part of the bankruptcy remote structure of Bunge Finance Europe B.V., the articles of association of Bunge Finance Europe B.V. require the vote of at least two managing directors who are individuals that are “independent” (within the meaning of the articles of association of Bunge Finance Europe B.V.) of Bunge Limited and its affiliates (except that such independent managing directors of Bunge Finance Europe B.V. may also be the independent directors of Bunge Asset Funding Corp., Bunge Funding, Inc., Bunge Limited Finance Corp. and any other financing subsidiary established to advance funds to the master trust) in order to, among other things, (1) file a voluntary petition for bankruptcy under the U.S. bankruptcy code or (2) change the voting requirement with respect to the filing of such a voluntary petition for bankruptcy. Each of Bunge Finance Europe B.V.’s creditors has made “non-petition” agreements agreeing not to institute, or join any other person in instituting, against Bunge Finance Europe B.V., any bankruptcy or similar insolvency proceeding under the laws of any jurisdiction for a period of one year and one day after all outstanding debt of Bunge Finance Europe B.V. has been paid in full.
If Bunge Finance Europe B.V. were to become subject, for any reason, to any voluntary or involuntary bankruptcy proceeding under the U.S. bankruptcy code or under Dutch bankruptcy laws, the proceeds of payments to the master trust on the intercompany loans would be subject to such bankruptcy proceedings. In such event, the holders of the notes would experience delays in recovering principal and interest on their notes from the proceeds of such intercompany loans. The holders of the notes would, however, be able to make a claim on Bunge Limited’s guarantee in such circumstances unless the guarantee is unavailable for any reason (whether due to our bankruptcy or otherwise).
Credit facilities and debt issuances that use the master trust structure as of December 31, 2018 include the following:

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$600 million commercial paper facility, backed by a five-year revolving credit facility of the same amount that matures on December 14, 2023;

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$1.1 billion five-year syndicated revolving credit facility that matures on December 14, 2023;

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$700 million five-year syndicated revolving credit facility that matures on May 1, 2023;

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$1.75 billion syndicated revolving credit facility that matures on December 12, 2020;

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$865 million revolving credit facility that matures on September 6, 2022;

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¥28.5 billion (tranche A), ¥6 billion (tranche B) and $85 million (tranche C) five-year syndicated term loan facility that matures on December 12, 2019;

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$500 million 3.50% Senior Notes due 2020;

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$400 million 3.00% Senior Notes due 2022;

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€800 million 1.85% Senior Notes due 2023;

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$600 million 4.35% Senior Notes due 2024;

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$700 million 3.25% Senior Notes due 2026;

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$600 million 3.75% Senior Notes due 2027; and

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$1.35 billion of uncommitted bilateral credit facilities, with maturities ranging from 1 month to 12 months.

Our financings under the master trust structure contain various restrictive covenants that in some cases include limitations on, among other things, our ability to (1) merge, amalgamate or sell all or substantially all of our assets, (2) incur certain liens and (3) enter into certain sale-leaseback transactions. In addition, Bunge Limited must comply with certain financial covenants as of the end of each fiscal quarter. All of the restrictive covenants in the master trust financings are subject to significant qualifications and exceptions.

DESCRIPTION OF DEBT SECURITIES
Bunge Limited Finance Corp. (“BLFC”) and Bunge Finance Europe B.V. (“BFE”) may issue debt securities from time to time in one or more distinct series. This section summarizes only certain of the terms of any debt securities that BLFC and BFE anticipate will be common to all series of debt securities that they may issue. The terms of any series of debt securities that BLFC or BFE may offer may differ significantly from the common terms described in this prospectus. The specific terms of any series of debt securities that BLFC or BFE will offer, and any differences from the common terms for an issuance of debt securities by BLFC or BFE described in this prospectus, will be described in the prospectus supplement for such debt securities that will accompany this prospectus. The debt securities of BLFC and BFE will be issued under an indenture among BLFC or BFE, as the case may be, Bunge Limited and a banking or financial institution, as trustee. We have filed forms of indenture for debt securities to be issued by BLFC or BFE as exhibits to the registration statement of which this prospectus forms a part. The actual indenture that BLFC or BFE, as the case may be, and Bunge Limited will enter into in connection with an offering of debt securities may differ significantly from the form of indenture we have filed.
As this section is a summary of some of the terms of the debt securities that BLFC or BFE may offer under this prospectus, it does not describe every aspect of the debt securities. We urge you to read the prospectus supplement and other offering material relating to an issuance of debt securities and the indenture relating to an issuance and the other documents we file with the SEC relating to the debt securities of BLFC or BFE, as the case may be, because the indenture for those debt securities and those other documents, and not this description, will define your rights as a holder of the debt securities of BLFC or BFE. See “Where You Can Find More Information,” for information on how to obtain copies of the indenture and any such other documents.
General
Unless otherwise stated in a prospectus supplement or in other offering material for an offering of debt securities by BLFC or BFE, debt securities will not be secured by any property or assets of BLFC or BFE or of Bunge Limited and the securities will be senior debt securities, ranking equally with all of the other unsecured and unsubordinated indebtedness of BLFC or BFE, as the case may be.
You should read the prospectus supplement and other offering material for the following terms of the series of debt securities offered by the prospectus supplement. BLFC or BFE, as the case may be, will establish the following terms before issuance of the series:
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the title of the debt securities;

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whether the debt securities will be senior or subordinated debt securities;

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the ranking of the debt securities;

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if the debt securities are subordinated, the terms of subordination;

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the aggregate principal amount of the debt securities, the percentage of their principal amount at which the debt securities will be issued, and the date or dates when the principal of the debt securities will be payable or how those dates will be determined or extended;

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the interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, how the rate or rates will be determined, and the periods when the rate or rates will be in effect;

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the date or dates from which any interest will accrue or how the date or dates will be determined, the date or dates on which any interest will be payable, whether and the terms under which payment of interest may be deferred, any regular record dates for these payments or how these dates will be determined and the basis on which any interest will be calculated, if other than on the basis of a 360-day year of twelve 30-day months;

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if the debt securities will be convertible into or exchangeable for common shares or preference shares of Bunge Limited or other debt securities at the option of BLFC or BFE, as the case may be, or at the option of the holders, the provisions relating to such conversion or exchange;

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the place or places, if any, other than or in addition to New York City, of payment, transfer or exchange of the debt securities, and where notices or demands to or upon us in respect of the debt securities may be served;

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any optional redemption provisions and any restrictions on the sources of funds for redemption payments, which may benefit the holders of other securities;

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any sinking fund or other provisions that would obligate us to repurchase or redeem the debt securities;

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whether the amount of payments of principal of, any premium on, or interest on the debt securities will be determined with reference to an index, formula or other method, which could be based on one or more commodities, equity indices or other indices, and how these amounts will be determined;

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any covenants with respect to the debt securities and any changes or additions to the events of default described in this prospectus;

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if not the principal amount of the debt securities, the portion of the principal amount that will be payable upon acceleration of the maturity of the debt securities or how that portion will be determined;

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any changes or additions to the provisions concerning legal defeasance and covenant defeasance to be contained in the applicable indenture that will be applicable to the debt securities;

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any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events;

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if other than the trustee, the name of the paying agent, security registrar or transfer agent for the debt securities;

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if BLFC or BFE, as the case may be, does not issue the debt securities in book-entry form only to be held by The Depository Trust Company, as depositary, whether BLFC or BFE will issue the debt securities in certificated form or the identity of any alternative depositary;

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the person to whom any interest in a debt security will be payable, if other than the registered holder at the close of business on the regular record date;

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the denomination or denominations in which the debt securities will be issued, if other than denominations of $1,000 or any integral multiples;

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any provisions requiring BLFC or BFE, as the case may be, to pay additional amounts on the debt securities to any holder who is not a United States person in respect of any tax, assessment or governmental charge and, if so, whether BLFC or BFE will have the option to redeem the debt securities rather than pay the additional amounts; and

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any other material terms of the debt securities or the indenture, which may not be consistent with the terms set forth in this prospectus.

For purposes of this prospectus, any reference to the payment of principal of, any premium on, or interest on the debt securities will include additional amounts if required by the terms of the debt securities.
In most cases, the indenture will not limit the amount of debt securities that BLFC or BFE, as the case may be, is authorized to issue from time to time. The indenture will also provide that there may be more than one trustee thereunder, each for one or more series of debt securities. If a trustee is acting under the indenture with respect to more than one series of debt securities, the debt securities for which it is acting would be treated as if issued under separate indentures. If there is more than one trustee under the indenture, the powers and trust obligations of each trustee will apply only to the debt securities of the separate series for which it is trustee.
BLFC and BFE may issue debt securities with terms different from those of debt securities already issued. Subject to conditions that may be specified in a prospectus supplement relating to an offering of debt securities, BLFC and BFE may, without the consent of the holders of the outstanding debt securities, reopen a previous issue of a series of debt securities and issue additional debt securities of that series unless the reopening was restricted when that series was created.

There is no requirement that BLFC or BFE, as the case may be, issue debt securities in the future under the indenture, and they may use other indentures or documentation, containing different provisions in connection with future issues of other debt securities.
BLFC and BFE may issue the debt securities as “original issue discount securities,” which are debt securities, including any zero-coupon debt securities, that are issued and sold at a discount from their stated principal amount. Original issue discount securities provide that, upon acceleration of their maturity, an amount less than their principal amount will become due and payable. The prospectus supplement relating to an issuance of any such debt securities will describe the U.S. federal income tax consequences and other considerations applicable to original issue discount securities in any prospectus supplement relating to them.
Guarantee of the Debt Securities
Bunge Limited will fully, unconditionally and irrevocably guarantee the due and punctual payment of the principal of, and interest on, the debt securities and any of the other obligations of BLFC or BFE, as the case may be, under the applicable indenture with respect to the debt securities when and as the same shall become due and payable, whether at maturity or otherwise.
Bunge Limited’s guarantees for senior debt securities of BLFC and BFE would be unsecured and unsubordinated obligations of Bunge Limited and will rank equally with all other unsecured and unsubordinated obligations of Bunge Limited. The guarantee is expected to provide that in the event of a default in payment of principal of, or interest on, senior debt securities of a particular series, the holder of such series of senior debt securities may institute legal proceedings directly against Bunge Limited to enforce the applicable guarantee without first proceeding against BLFC or BFE, as the case may be.
If BLFC or BFE, as the case may be, issues subordinated debt securities, Bunge Limited’s guarantees for subordinated debt securities of BLFC or BFE would be unsecured and subordinated obligations of Bunge Limited and will rank equally with all other unsecured and subordinated obligations of Bunge Limited. The guarantee is expected to provide that in the event of a default in payment of principal of, or interest on, subordinated debt securities of a particular series, the holder of such series of subordinated debt securities may institute legal proceedings directly against Bunge Limited to enforce the applicable guarantee without first proceeding against BLFC or BFE, as the case may be.
Covenants, Events of Default, Amendments and Waivers and Defeasance
A prospectus supplement and other offering material related to an issuance of debt securities by BLFC or BFE, as the case may be, will set forth covenants that will impose limitations and restrictions on BLFC or BFE, and will also set forth covenants which will be applicable to Bunge Limited and certain of its subsidiaries and provisions relating to events of default, amendments, waivers and defeasance.
Governing Law
The notes, the guarantee and the indenture will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.
Consent to Jurisdiction
Bunge Limited will irrevocably submit to the non-exclusive jurisdiction of any New York state court or any U.S. federal court sitting in the Borough of Manhattan, The City of New York, in respect of any legal action or proceeding arising out of or in relation to the indenture, the notes or the guarantee, and will agree that all claims in respect of such legal action or proceeding may be heard and determined in such New York state or U.S. federal court and will waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such action or proceeding in any such court.
The Trustee Under the Indenture
Debt securities of BLFC and BFE will be governed by a document called the “indenture.” The trustee for each issuance of debt securities will be identified in the prospectus supplement relating to the issuance of debt securities. The trustee may resign or be removed with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to these series.

BOOK ENTRY, DELIVERY AND FORM
Holders of Debt Securities
Book-Entry Holders.   BLFC and BFE will issue debt securities in book-entry form only, unless the prospectus supplement relating to an offering of notes specifies otherwise. The debt securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities on behalf of themselves or their customers.
Under the indenture, BLFC and BFE will recognize as a holder only the person in whose name a debt security is registered. Consequently, for debt securities issued in global form, BLFC and BFE will recognize only the depositary as the holder of the debt securities and BLFC and BFE will make all payments on the debt securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners.
The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.
As a result, purchasers of notes will not own the debt securities directly. Instead, such purchasers will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, purchasers of notes will be an indirect holder, and not a direct or legal holder, of the debt securities.
Street Name Holders.   In the future, BLFC and BFE may terminate a global security or issue debt securities initially in non-global form. In these cases, you may choose to hold your debt securities in your own name or in “street name.” Debt securities held in street name would be registered in the name of a bank, broker or other financial institution that you choose, and you would hold only a beneficial interest in those debt securities through an account you maintain at that institution.
For debt securities held in street name, BLFC and BFE will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and will make all payments on those debt securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. If you hold debt securities in street name, you will be an indirect holder, and not a direct or legal holder, of those debt securities.
Legal Holders.   The obligations of BLFC and BFE, as well as the obligations of the trustee and those of any third parties employed by BLFC or BFE, as the case may be, or the trustee, run only to the legal holders of the debt securities. BLFC and BFE have no obligations to you if you hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether you choose to be an indirect holder of a debt security or have no choice because BLFC and BFE are issuing the debt securities only in global form.
For example, once BLFC or BFE, as the case may be, makes a payment or gives a notice to the holder, it has no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if BLFC or BFE wants to obtain the approval of the holders for any purpose (for example, to amend the indenture or to relieve BLFC or BFE of the consequences of a default or of our obligation to comply with a particular provision of the indenture) it would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is determined by the holders.
When BLFC or BFE refers to you, BLFC or BFE means those who invest in the debt securities being offered by this prospectus, whether they are the direct or legal holders or only indirect holders of those debt securities. When BLFC or BFE refers to your debt securities, it means the debt securities in which you hold a direct or indirect interest.

Special Considerations for Indirect Holders.   If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:
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how it handles securities payments and notices;

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whether it imposes fees or charges;

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how it would handle a request for the holders’ consent, if ever required;

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whether and how you can instruct it to send you debt securities registered in your own name, so you can be a holder, if that is permitted in the future;

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how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

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if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities
BLFC and BFE will each issue each debt security under the indenture in global form, unless otherwise specified in the applicable prospectus supplement. A global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security. If global securities are issued, the following procedures will apply.
BLFC and BFE will deposit global securities with the depositary identified in the prospectus supplement. After BLFC and BFE issues a global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by the global security to the accounts of persons who have accounts with the depositary. These account holders are known as “participants.” The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Only a participant or a person who holds an interest through a participant may be the beneficial owner of a global security. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary and its participants.
BLFC, BFE and the trustee will treat the depositary or its nominee as the sole owner or holder of the debt securities represented by a global security. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names. They also will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities.
Principal, any premium and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security. None of BLFC, BFE, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or the maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
BLFC and BFE expect that the depositary, upon receipt of any payments, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary’s records. BLFC and BFE also expect that payments by participants to owners of beneficial interests in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in “street names,” and will be the responsibility of the participants.
A global security is exchangeable for definitive securities registered in the name of, and a transfer of a global security may be registered to, any person other than the depositary or its nominee, only if:
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the depositary notifies BLFC or BFE, as the case may be, that it is unwilling, unable or no longer qualified to continue as depositary for that global security and BLFC or BFE, as the case may be, does not appoint another institution to act as depositary within 90 days;

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if BLFC or BFE, as the case may be, notifies the trustee that it wishes to terminate that global security; or

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if an event of default has occurred and is continuing with regard to debt securities represented by that global security and the registrar has received a request from the depositary.

IN THE REMAINDER OF THIS DESCRIPTION “YOU” MEANS DIRECT HOLDERS AND NOT BOOK-ENTRY, STREET NAME OR OTHER INDIRECT OWNERS OF DEBT SECURITIES.
Form, Exchange, Registration and Transfer
Debt securities may be issued:
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only in fully registered form; and

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without interest coupons.

Holders may exchange their non-global debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange.”
Holders may exchange or transfer their certificated debt securities at the office of the trustee. BLFC and BFE will initially appoint the trustee to act as its agent for registering debt securities in the names of holders and transferring debt securities. BLFC or BFE may appoint another entity to perform these functions or perform them on its own. The entity performing the role of maintaining the list of registered holders is called the registrar. It will also perform transfers.
Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will be made only if the trustee, as registrar, is satisfied with the holder’s proof of legal ownership.
If BLFC or BFE has designated additional registrars for your debt security, they will be named in the prospectus supplement to which your debt security relates. BLFC and BFE may appoint additional registrars or cancel the appointment of any particular registrar.
If any debt securities are redeemable or may be repurchased and BLFC or BFE, as the case may be, redeems or repurchases less than all those debt securities, BLFC or BFE, as the case may be, may prohibit the transfer or exchange of those debt securities during the period beginning 15 days before the day BLFC or BFE, as applicable, mails the notice of redemption or repurchase and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. BLFC and BFE may also refuse to register transfers or exchanges of any debt security selected for redemption, except that BLFC and BFE will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.
If a debt security is issued as a global debt security, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection because it will be the sole holder of the debt security.
Payment and Paying Agent
BLFC and BFE will only be required to make payment of the principal on a debt security if you surrender the debt security to the paying agent for that debt security. BLFC and BFE will only be required to make payment of principal and interest at the office of the paying agent, except that at their option, they may pay interest by mailing a check to the holder. Payment for any debt security represented by global notes will be made by wire transfer of immediately available funds to the account specified by the depositary. Unless BLFC or BFE indicates otherwise in the applicable prospectus supplement, BLFC or BFE, as the case may be, will pay interest (other than defaulted interest) to the person who is the holder at the close of business on the regular record date for that interest payment, even if that person no longer owns the debt security on the interest payment date.
BLFC or BFE, as the case may be, will specify in the applicable prospectus supplement the regular record date relating to an interest payment date for any debt security.

Payment When Offices Are Closed.   If any payment is due on a debt security on a day that is not a business day, BLFC and BFE will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the indentures as if they were made on the original due date. Postponement of this kind will not result in a default under any debt security or indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day unless the applicable prospectus supplement specifies otherwise.
Paying Agent.   Unless otherwise specified in the applicable prospectus supplement, the trustee will be the initial paying agent. BLFC or BFE, as the case may be, may at any time designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that BLFC and BFE must maintain a paying agent in each place of payment for each series of debt securities.
Regardless of who acts as paying agent, all money paid by BLFC or BFE, as the case may be, to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to BLFC or BFE, as applicable. After that two-year period, the holder may look only to BLFC or BFE, as the case may be, (or the guarantor) for payment and not to the trustee, any other paying agent or anyone else.

PLAN OF DISTRIBUTION
The Registrants may sell the offered securities:
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to or through underwriters or dealers;

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through agents; or

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directly to other purchasers.

Underwriters or Dealers.   If the Registrants use underwriters in the sale of the offered securities, the underwriters will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the offered securities directly or through underwriting syndicates represented by managing underwriters. Unless otherwise stated in the prospectus supplement or other offering material relating to the offered securities, the obligations of the underwriters to purchase those offered securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of those offered securities if they purchase any of them. If the Registrants use a dealer in the sale, the Registrants will sell the offered securities to the dealer as principal. The dealer may then resell those offered securities at varying prices determined at the time of resale. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
Through Agents.   The Registrants may designate one or more agents to sell the offered securities. Unless otherwise stated in a prospectus supplement or other offering material, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.
Directly.   The Registrants may sell the offered securities directly to one or more purchasers. In this case, no underwriters, dealers or agents would be involved.
General Information.   A prospectus supplement and/or any additional offering material will state the name of any underwriter, dealer or agent and the amount of any compensation, underwriting discounts, commissions or concessions paid, allowed or re-allowed to them. A prospectus supplement and/or additional offering material will also state the proceeds to the Registrants from the sale of the offered securities, any initial public offering price and other terms of the offering of those offered securities. Underwriting discounts and commissions will not exceed 8% for any offering of securities made pursuant to this prospectus.
The Registrants may authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the offered securities from the Registrants at the public offering price and on the terms described in the related prospectus supplement and/or additional offering material pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.
The Registrants may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately-negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the Registrants or borrowed from any of them or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from the Registrants in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.
The Registrants may have agreements to indemnify underwriters, dealers and agents against, or to contribute to payments which the underwriters, dealers and agents may be required to make in respect of, certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

LEGAL MATTERS
The validity of the preference shares, common shares and guarantees of any debt securities offered by Bunge Limited under this prospectus and other legal matters relating to Bermuda law will be passed upon for us by Conyers Dill & Pearman Limited, Hamilton, Bermuda. David W.P. Cooke, a director of Conyers Dill & Pearman Limited, serves as an assistant secretary of Bunge Limited. The validity of the debt securities offered by Bunge Limited Finance Corp. and Bunge Finance Europe B.V. and the related guarantees by Bunge Limited has been passed upon for us by Reed Smith LLP, New York, New York. Certain other legal matters will be passed upon for us by Shearman & Sterling LLP, New York, New York and Allen & Overy LLP, Amsterdam, the Netherlands.
EXPERTS
The consolidated financial statements and the related financial statement schedule incorporated in this Prospectus by reference from Bunge Limited’s Annual Report on Form 10-K, and the effectiveness of Bunge Limited’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.